AMENDED AND RESTATED MASTER SHAREHOLDER AGREEMENT IN RELATION TO MATARIKI FORESTS AUSTRALIA PTY LIMITED, MATARIKI FORESTRY GROUP AND MATARIKI FORESTS

Dated 19 February 2010

SAS Trustee Corporation
Rayonier Canterbury LLC
Rayonier New Zealand Limited
Matariki Forests Australia Pty Limited
Matariki Forestry Group
Matariki Forests
AMP Capital Investors Limited as trustee of the Infrastructure Trust No.1
AMP Capital Investors Limited as trustee of the REST Infrastructure Trust
AMP Investment Services Pty Limited as trustee of the Infrastructure Equity Fund
AMP Investment Services Pty Limited as trustee of the AMP Capital Global Infrastructure Fund No 2
Waimarie Forests Pty Limited
Phaunos Timber Fund Limited

LEVEL 23 IAG HOUSE 151 QUEEN STREET PO BOX 3797 AUCKLAND PHONE 64 9 921 6000 FAX 64 9 921 6001
LEVEL 25 CHIFLEY TOWER 2 CHIFLEY SQUARE SYDNEY PHONE 61292932877 FAX 6129293 2879
www.maynewetherell.com

CONTENTS

1. INTERPRETATION	4
2. GOVERNANCE	10
3. DEALING IN SHARES IN HOLDCO	10
4. DEALINGS IN SHARES IN AUSCO	17
5. FURTHER PROVISIONS REGARDING DEALING IN SHARES	21
6. WARRANTIES	25
7. COMPLIANCE WITH THIS AGREEMENT AND THE CONSTITUTION	25
8. DEFAULT IN RELATION TO HOLDCO	26
9. LIQUIDATION	27
10. NOTICES TO CHH AND RNZ	27
11. GENERAL	28

SCHEDULE ONE	36
SHAREHOLDER DETAILS	36

SCHEDULE TWO	37
GOVERNANCE OF AUSCO	37

SCHEDULE THREE	42
GOVERNANCE OF HOLDCO AND ITS SUBSIDIARIES	42

SCHEDULE FOUR	49
ADDRESS DETAILS OF THE PARTIES	49

SCHEDULE FIVE	52
FORM OF ACCESSION DEED	52

SCHEDULE SIX	54
FORM OF DEED OF APPOINTMENT	54

This AGREEMENT was originally entered into on 15 July 2005, amended and restated on each of 29 September 2005, 24 April 2006 and 10 January 2008.

PARTIES
SAS TRUSTEE CORPORATION, a statutory corporation established under the Superannuation Administration Act 1987 (NSW) (under its former name State Authorities Superannuation Board) and continued by the Superannuation Administration Act 1991 (NSW) and the Superannuation Administration Act 1996 (NSW) of cl- Level 21, 83 Clarence Street, Sydney, NSW 2000, Australia (STC);
RAYONIER CANTERBURY LLC, a limited liability company incorporated in Delaware (RCL);
RAYONIER NEW ZEALAND LIMITED, a limited liability company incorporated in New Zealand having its registered office at Level 5, 49 Symonds Street, Auckland, New Zealand (RNZ);
MATARIKI FORESTS AUSTRALIA PTY LIMITED, a limited liability company incorporated in Australia, having its registered office at cl- TMF Corporate Services (Aust) Pty Limited, Level 9, 50 Park Street, Sydney NSW 2000, Australia (Ausco);
MATARIKI FORESTRY GROUP, an unlimited liability company incorporated in New Zealand having its registered office at Level 5, 49 Symonds Street, Auckland, New Zealand (Holdco);
MATARIKI FORESTS, an unlimited liability company incorporated in New Zealand having its registered office at Level 5, 49 Symonds Street, Auckland, New Zealand (Treece);
AMP CAPITAL INVESTORS LIMITED ABN 59 001 777 501 as trustee of the Infrastructure Trust No. 1 (ITN);
AMP CAPITAL INVESTORS LIMITED ABN 59 001 777 501 as trustee of the REST Infrastructure Trust (RIT);
AMP INVESTMENT SERVICES PTY LIMITED as trustee of the Infrastructure Equity Fund (IEF);
AMP INVESTMENT SERVICES PTY LIMITED as trustee of the AMP Global Infrastructure Fund No 2 (GIF);
PHAUNOS TIMBER FUND LIMITED, a limited liability company incorporated in Guernsey having its registered office at Arnold House, St Julian's Avenue, St Peter Port, Guernsey GY1 3NF (Phaunos); and
WAIMARIE FORESTS PTY LIMITED, a limited liability company incorporated in Australia having its registered address at cl- Grant Thornton, Level 17, 383 Kent Street, Sydney NSW 2000, Australia (WFL).
BACKGROUND

(A)
Holdco is the holding company for the Matariki forestry group of companies. Treeco, a wholly owned subsidiary of Holdco, holds the assets comprising the Matariki forest estate (Matariki Estate). The Matariki Estate is made up of assets acquired from Carter Holt Harvey Limited and RNZ.

(B)
STC (a client of RREEF Infrastructure (RREEF), the infrastructure business of Deutsche Asset Management (Australia) Limited), the Investor Group and RCL (a Delaware incorporated limited liability company, wholly owned by Rayonier Inc, (Rayonier)) have each invested in the Matariki Forestry group.

(C)
STC and the Investor Group have invested in Holdco through Ausco, an Australian incorporated limited liability company. Rayonier has invested in Holdco through RCL. Phaunos has invested in Holdco through its wholly owned subsidiary, WFL.

(D)	The Matariki Estate is managed by RNZ pursuant to the Management Agreements.

(E)	The parties wish to enter this master shareholder agreement to record their respective rights and obligations in relation to Ausco, Holdco and Treeco.
IT IS AGREED as follows:

1.	INTERPRETATION

1.1.	Definitions: In this agreement:
Accession Deed means a deed substantially in the form attached as schedule five.
Affiliate means, in relation to an Ausco Shareholder:

(a)	a related company of that Ausco Shareholder;

(b)	where the assets of the Ausco Shareholder are managed by a fund manager:

i.	that fund manager; and

ii.	any other client, entity, trust or scheme the assets of which are managed by that fund manager.

(c)	where the Ausco Shareholder is a Trust or a trustee of the Trust, any custodian of all or any of the assets of that Trust.
Auditor means the auditor of Ausco or Holdco (or a subsidiary of Holdco) for the time being.
Ausco Acceptance Date has the meaning set out in clause 4.4.
Ausco Affected Portion has the meaning set out in clause 4.6.
Ausco Board means the board of directors of Ausco for the time being.
Ausco Buyer has the meaning set out in clause 4.5.
Ausco Constitution means the constitution of Ausco, as amended from time to time, and in the first instance means the Replaceable Rules, as that term is defined in the Corporations Act.
Ausco Entitlement has the meaning set out in clause 4.5
Ausco Fair Value has the meaning set out in clause 4.12.
Ausco Final Acceptance Date has the meaning set out in clause 4.5.
Ausco Non Responsive Parties has the meaning set out in clause 4.5.
Ausco Sale Interest has the meaning set out in clause 4.3(a).
Ausco Sale Notice has the meaning set out in clause 4.3.
Ausco Sale Shares has the meaning set out in clause 4.12.
Ausco Seller has the meaning set out in 4.3.
Ausco Share means any ordinary share in Ausco.
Ausco Shareholders means the holders of Ausco Shares from time to time, as identified in Part A of schedule one.
Ausco Sister Company means, in relation to an Ausco Shareholder, means an entity that is wholly owned (directly or indirectly) by the same holding company as that Ausco Shareholder.

Business Day means any day (other than a Saturday) when banks in Auckland, New Zealand are open for the transaction of normal business.
CHH SPA means the agreement for the sale and purchase of the shares in and certain related forestry assets of Carter Holt Harvey Limited between Carter Holt Harvey Limited and Treeco dated 15 July 2005 and amended and restated on 3 October 2005.
Class means a class of Holdco Shares having attached to them identical rights, privileges, limitations and conditions.
Class A Directors means the directors appointed in accordance with clause 2.1(a) of schedule three.
Class B Directors means the directors appointed in accordance with clause 2.1(b) of schedule three.
Class C Directors means the directors appointed in accordance with clause 2.1(c) of schedule three.
Companies Act means the Companies Act 1993 (New Zealand).
Corporations Act means the Corporations Act 2001 (Australia).
Debt Commitment means, in relation to an Ausco Shareholder, RCL or Phaunos, that party's Commitment under, and as defined in, the Investor Loan Facility.
Defaulting Holdco Shareholder has the meaning set out in clause 8.1.
Entitlement has the meaning set out in clause 5.7(c).
Event of Default has the meaning set out in clause 8.2.
Excess Sale Interest has the meaning set out in clause 5.7(f).
Group Representative means AMP Capital Investors Limited ABN 59 001 777 591 of Level 24, 33 Alfred Street, Sydney NSW 2000, acting on behalf of the Investor Group, or any other person from time to time notified by the members of the Investor Group in writing.
Holdco Acceptance Date has the meaning set out in clause 3.5.
Holdco Affected Portion has the meaning set out clause 3.7.
Holdco Board means the board of directors of Holdco for the time being.
Holdco Buyer has the meaning set out in clause 3.6.
Holdco Class A Shares mean the ordinary shares in Holdco issued or to be issued to the Holdco Class A Shareholders.
Holdco Class A Shareholders means the holders of Holdco Class A Shares from time to time and identified as such in Part B of schedule one.
Holdco Class B Shares mean the ordinary shares in Holdco issued or to be issued to the Holdco Class B Shareholders.
Holdco Class B Shareholders means the holders of Holdco Class B Shares from time to time and identified as such in Part B of schedule one.
Holdco Class C Shares mean the ordinary shares in Holdco issued or to be issued to the Holdco Class C Shareholders.

Holdco Class C Shareholders means the holders of Holdco Class C Shares from time to time and identified as such in Part B of schedule one.
Holdco Constitution means the constitution of Holdco, as amended from time to time.
Holdco Entitlement has the meaning set out in clause 3.6.
Holdco Fair Value has the meaning set out in clause 3.15.
Holdco Final Acceptance Date has the meaning set out in clause 3.6.
Holdco Non Responsive Parties has the meaning set out in clause 3.6
Holdco Ordinary Shares means the Holdco Class A Shares, Holdco Class B Shares and Holdco Class C Shares and any other ordinary shares in the capital of Holdco on issue from time to time.
Holdco Redeemable Share means any redeemable share in Holdco of whatever Class, the terms of which have been agreed by the parties.
Holdco Sale Interest has the meaning set out in clause 3.4. Holdco Sale Notice has the meaning set out in clause 3.4. Holdco Sale Shares has the meaning set out in clause 3.15.
Holdco Seller has the meaning set out in clause 3.4.
Holdco Share means any share in Holdco, of whatever Class.
Holdco Shareholders means the holders of Holdco Shares from time to time.
Holdco Sister Company means, in relation to a Holdco Shareholder, an entity that is:

(a)	wholly owned (directly or indirectly) by the same holding company as that relevant Holdco Shareholder;

(b)	a wholly owned subsidiary of that Holdco Shareholder; or

(c)	owned by the same parties that own that Holdco Shareholder.
Holdco Subscribers means the parties listed in Part C of schedule one.
Holdco Tag Along Notice has the meaning set out in clause 3.14.
Holdco Tag Along Party has the meaning set out in clause 3.14.
Indirect Interest has the meaning set out in clause 5.7(b).
Investor Group means ITN, RIT, IEF and GIF (or their respective successors or assigns).
Investor Loan Facility means the amended and restated investor loan facility agreement between the Ausco Shareholders, RCL, Phaunos and Treeco, dated on or around the date of this agreement.
Management Agreements means:

(a)	the management agreement between Treeco and RNZ in relation to the management of the Matariki Estate dated on or about 29 September 2005 (and as amended from time to time); and

(b)
the management agreement between Matariki Forests Trading Limited and RNZ in relation to the management of harvesting and marketing of logs dated on or about 29 September 2005 (and as amended from time to time).

Non-Defaulting Holdco Shareholder has the meaning set out in clause 8.1.

Non-Participating Ausco Shareholder has the meaning set out in clause 5.7(e).
Notifying Ausco Shareholder has the meaning set out in clause 5.7(d).
Relevant Proportion means the percentage proportion of the total interest that each of the Ausco Shareholders, RCL and WFL holds (directly or indirectly) in Holdco from time to time as set out in part B of schedule one (updated from time to time in accordance with clause 5.4).
RNZ Assets means the assets transferred pursuant to the RNZ SPA
RNZ SPA means the agreement for the sale and purchase of the RNZ Assets between RNZ and Treece dated 15 July 2005 and amended and restated on 29 September 2005.
Stapled Proportions has the meaning set out in clause 3A.1.
STC Fund Assets means the right, title and interest of STC as trustee of the STC Fund in all of the property, rights and income of the STC Fund.
STC Fund means those funds included in the definition of "STC Fund" in the Superannuation Administration Act 1996 (NSW) and which are maintained in accordance with section 81 and clause 22 of Schedule 3 of that Act.
Subscription Agreement means the subscription agreement between all the parties to this agreement (with the exception of RNZ and Treeco) dated on or about the date of this agreement.
Tag Interest has the meaning set out in clause 3.14.
Tagging Ausco Shareholder has the meaning set out in clause 5.8(b). Transferring Ausco Shareholder has the meaning set out in clause 4.10. Transferring Holdco Shareholder has the meaning set out in clause 3.12. Treeco Board means the board of directors of Treeco for the time being.
Treeco Constitution means the constitution of Treeco, as amended from time to time.
Treeco Share means any ordinary share in Treeco.
Trust has the meaning set out in clause 1.5(a).
Trustee means any person that is at any time a party to this agreement in its capacity as trustee of a trust, other than STC.

1.2.	Interpretation: In this agreement, a reference to:

(a)	a subsidiary or holding company or related company shall be construed in accordance with sections 2(3) and 5 of the Companies Act;

(b)	the singular includes the plural and vice versa;

(c)	a statutory provision includes a reference to:

(i)	the statutory provision as modified or re-enacted or both from time to time (whether before or after the date of this agreement); and

(ii)	any subordinate legislation made under the statutory provision (whether before or after the date of this agreement);

(d)	persons includes a reference to any body corporate, unincorporated association or partnership;

(e)	a person includes a reference to that the person's legal personal representatives or successors;

(f)	a clause or schedule, unless the context otherwise requires, is a reference to a clause or schedule to this agreement;

(g)	references to $ are to New Zealand dollars, unless otherwise specified.

1.3.	Schedules: The schedules form part of this agreement and shall have the same force and effect as if set out in the body of this agreement, and references to this agreement include the schedules.

1.4.	Headings: The headings in this agreement shall not affect the interpretation of this agreement.

1.5.	Trustee Limitation:

(a)
Subject to clause 1.5(c), no Trustee will be liable to pay or satisfy any obligations or liabilities under this agreement other than out of assets of the relevant trust (Trust) in respect of which that Trustee has entered into this agreement and in no circumstances will that Trustee be called upon or liable to satisfy any of those obligations or liabilities out of its personal assets;

(b)
Subject to clause 1.5(c), each party to this agreement may only enforce its rights against a Trustee to the extent of that Trustee's right of indemnity out of the assets held by it in respect of the relevant Trust; and

(c)
The limitation of liability recorded in clauses 1.5(a) and (b) above shall not apply if and to the extent that the Trustee does not have or has lost (as a result of the Trustee's willful breach of trust, fraud or gross negligence) a right of indemnity out of the assets held by it in respect of the relevant Trust.

1.6.	The Investor Group:

(a)	Subject to clause 1.6(c), the Group Representative shall:

(i)	give and receive all notices and other information for and on behalf of each member of the Investor Group under this agreement; and

(ii)
exercise the rights of each member of the Investor Group under this agreement for and on behalf of each member of the Investor Group including, without limitation, the right to exercise votes at a meeting of Ausco Shareholders.

(b)	Subject to clause 1.6(c), the parties to this agreement may rely on any document signed by the Group Representative as if each member of the Investor Group had signed it.

(c)	The Investor Group may, by notice in writing signed by each member of the Investor Group, revoke the appointment of the Group Representative and appoint a new Group Representative.

1.7.	STC Limitation of Liability: Each party to this agreement acknowledges that:

(a)
STC enters this agreement only in its capacity as trustee of the STC Fund and in no other capacity. A liability arising under or in connection with this agreement is limited, and can be enforced against STC only to the extent to which it can be satisfied out of the STC Fund Assets out of which STC is actually indemnified for the liability. This limitation of STC's liability applies despite any other provision of this agreement and extends to all liabilities and obligations of STC in any way connected with this agreement.

(b)
The parties to this agreement (other than STC) may not sue STC in any capacity other than as trustee of the STC Fund, including to seek the appointment of a receiver, a liquidator, an administrator or any similar person to STC or to prove in any liquidation, administration or arrangement of or affecting STC (except in relation to the STC Fund Assets).

(c)
Clause 1.7(a) and (b) do not apply to any obligation or liability of STC to the extent that it is not satisfied because there is a reduction in the extent of STC's indemnification out of the STC Fund Assets as a result of fraud, negligence or breach of trust by STC.

(d)
No attorney, agent, receiver or receiver and manager appointed in good faith has authority to act on behalf of STC in a way which exposes STC to any personal liability, and no act or omission of any such person will be considered fraud, negligence or breach of trust of STC for the purpose of 1.7(c).

(e)
No act or omission of STC will be considered fraud, negligence or breach of trust of STC for the purpose of 1.7(c) to the extent to which STC is not liable for such act or omission by virtue of the operation of subsection 53(3) of the Trustee Act 1925 (NSW).

2.	GOVERNANCE

2.1.	Ausco governance: Ausco shall be governed in accordance with the provisions set out in schedule two, and otherwise in accordance with the Ausco Constitution.

2.2.	Holdco governance: Holdco shall be governed in accordance with the provisions set out in schedule three, and otherwise in accordance with the Holdco Constitution.

2.3.	Treeco governance: Treeco shall be governed in accordance with the provisions set out in schedule three, and otherwise in accordance with the Treeco Constitution.

3.	DEALING IN SHARES IN HOLDCO

3A	Interpretation: For the purpose of this clause 3, Share means a Holdco Ordinary Share or a Holdco Redeemable Share, as the case may be.

3.1	Grant of security, etc: No Holdco Shareholder shall, except with the prior written consent of the other Holdco Shareholders:

(a)	pledge, mortgage, charge or otherwise encumber any Share or any interest in any Share;

(b)	grant an option over any Share, or any interest in any Share; or

(c)	enter into any agreement in respect of the votes attached to any Share

3.2	Intentionally left blank

3.3	Pre-emptive rights: Subject to clauses 3.12 to 3.13, Shares may only be transferred in accordance with clauses 3.4 to 3.11.

3.4
Sale notice: In order for any Holdco Shareholder (Holdco Seller) to sell, transfer or otherwise dispose of the legal or beneficial ownership of, or the control of, any of its Shares, that Holdco Shareholder shall first give notice (Holdco Sale Notice) to Holdco and the other Holdco Shareholders specifying:

(a)
the total number of Shares it wishes to sell, and the corresponding proportion of its Holdco Ordinary Shares, Holdco Redeemable Shares and Debt Commitment (which, in the case of Ausco, shall be the corresponding proportion of the Ausco Shareholders' Debt Commitment and, in the case of WFL, shall be the corresponding proportion of Phaunos' Debt Commitment) that it is required to transfer with the relevant Shares pursuant to clause 5.2 and 5.2A (Holdco Sale Interest);

(b)	the price which the Holdco Seller wishes to receive for the Holdco Sale Interest;

(c)
each other Holdco Shareholder's pro rata entitlement which shall be verified by Holdco within 2 Business Days of receiving the Holdco Sale Notice to that Holdco Sale Interest which must be offered pursuant to this clause 3;

(d)
with respect to the exercise of pre-emptive rights pursuant to clause 3.4 to 3.11, any other terms and conditions of the proposed sale of the Holdco Sale Interest to Holdco Shareholders pursuant to clause 3.6 (which shall be described sufficiently precisely to inform Holdco and the Holdco Shareholders receiving the Holdco Sale Notice of the transaction terms relevant to any exercise by them of the pre-emptive rights in clause 3.5 and to enable an acceptance of the offer in the Holdco Sale Notice to constitute a binding contract); and

(e)
with respect to the exercise of tag along rights pursuant to clause 3.14, the material terms which it would propose be included, or which it expects it might be required to offer to a third party purchaser of the Holdco Sale Interest (and the interest of any Holdco Tag Along Party, as applicable) in connection with any sale under clause 3.8.

3.5
Acceptance of Holdco Sale Notice: Each Holdco Shareholder other than the Holdco Seller may, not later than the date (Holdco Acceptance Date) 20 Business Days after giving of the Holdco Sale Notice, give irrevocable notice to the Holdco Seller that that Holdco Shareholder wishes to acquire its pro rata entitlement and an indication that it will purchase a larger portion of the Holdco Sale Interest (specifying, if applicable, the increased portion of the Holdco Sale Interest which it wishes to acquire) if other Holdco Shareholders do not purchase their pro rata entitlement to the Holdco Sale Interest on the terms specified in the Holdco Sale Notice. For the avoidance of doubt, an acceptance given pursuant to this clause must relate to at least the entire pro rata entitlement of the accepting Holdco Shareholder to be effective.

3.6
Terms of sale: A Holdco Shareholder which gives notice to the Holdco Seller in accordance with clause 3.5 (Holdco Buyer) that it wishes to acquire its pro rata entitlement to the Holdco Sale Interest (Holdco Entitlement) shall be entitled and bound (subject to this clause 3.6 and clause 3.7) to acquire that Holdco Entitlement. If one or more Holdco Shareholders gives notice to the Holdco Seller that it does not wish to acquire its Holdco Entitlement, or does not give any notice within the 20 Business Day period referred to in clause 3.5 (such Holdco Shareholders being Holdco Non Responsive Parties), the aggregate Holdco Entitlements of the Holdco Non Responsive Parties shall be offered to those Holdco Shareholders who accepted their Holdco Entitlement and who provided an indication that they would purchase a larger portion of the Holdco Sale Interest if other Holdco Shareholders declined to take up their Holdco Entitlement, pro rata to the number of Shares they currently hold, and reoffered as necessary, so as to exhaust these pre-emptive rights. If Holdco Buyers have given acceptances in relation to the entire Holdco Sale Interest by the date 20 Business Days after the Holdco Acceptance Date (Holdco Final Acceptance Date), the purchase of the Holdco Sale Interest shall be effected at the price, and on the terms and conditions, specified in the Holdco Sale Notice, and, subject to anything to the contrary in the Holdco Sale Notice, on the following terms:

(a)
The sale of the Holdco Sale Interest, whether to one or more Holdco Buyer(s), shall be conditional on the Holdco Seller or Holdco Buyer(s) obtaining any consents required pursuant to clause 3.7. By way of example (without limitation) if there are two Holdco Buyers in respect of a Holdco Sale Interest, and one of those Holdco Buyers does not obtain a consent in accordance with clause 3.7, then the Holdco Seller shall no longer be obliged to sell to the remaining Holdco Buyer and the Holdco Sale Interest shall be re-offered in accordance with clause 3.4.

(b)
The purchase of the Holdco Sale Interest shall be settled on the date 10 Business Days after the Holdco Acceptance Date, or (if later) the Holdco Final Acceptance Date), or if clause 3.7 applies, 10 Business Days after the last of the consents referred to in clause 3.7 is obtained.

(c)	If there is more than one Holdco Buyer, the purchase of the Holdco Sale Interest by all Holdco Buyers shall be settled simultaneously.

(d)	The Holdco Seller shall transfer to the Holdco Buyer good title to the Holdco Sale Interest free of any charge or encumbrance.

(e)
On settlement of the purchase of the Holdco Sale Interest the Holdco Buyer shall pay the purchase price to the Holdco Seller in cleared funds, and the Holdco Seller shall deliver to the Holdco Buyer a transfer of the Holdco Sale Interest, including an assignment of the relevant proportion of its Debt Commitment (if any), or where Ausco is the Holdco Seller a corresponding proportion of the Ausco Shareholders' Debt Commitment, or where WFL is the Holdco Seller a corresponding proportion of Phaunos' Debt Commitment, in a form reasonably acceptable to the Holdco Buyer and the Holdco Seller.

(f)	The Holdco Shareholders shall take all necessary steps to procure the Holdco Board to cause the Holdco Buyer to be registered as holder of the Holdco Sale Interest.

(g)
The Holdco Seller will, upon settlement of the purchase of the Holdco Sale Interest, procure the removal of any Holdco director appointed by it (provided that if it is entitled to appoint more than one director, and is selling some but not all of its Holdco Shares, it shall be entitled to retain representation on the Holdco Board, to the extent permitted by schedule three).

3.7
Consents: The Holdco Buyer(s) and the Holdco Seller shall use their reasonable endeavours, with all due speed and diligence, to obtain all necessary consents to the sale and purchase of any portion of the Holdco Sale Interest (Holdco Affected Portion) for which any such consent is required, including any consent required from any governmental or regulatory agency or authority. If any necessary consent is:

(a)	not granted within 90 Business Days from the Holdco Acceptance Date (or, if applicable, the Holdco Final Acceptance Date); or

(b)	granted on terms and conditions that are not reasonably acceptable to the party affected thereby, the Holdco Seller or any Holdco Buyer may, by notice to all Holdco Shareholders, terminate the obligation to buy and sell the Holdco Affected Portion created by clause 3.6, and the Holdco Affected Portion shall be re-offered in accordance with 3.4. The 100 Business Day period to which clause 3.8 applies shall run from the Holdco Acceptance Date (or, if applicable, the Holdco Final Acceptance Date) applicable to the re-offer of such Holdco Affected Portion.

3.8
Sale to third parties: If the pre-emptive procedure set out in clauses 3.4 to 3.7 has been exhausted in relation to the Holdco Sale Interest and acceptances have not been received for the entire Holdco Sale Interest (including for all or any part of the Holdco Affected Portion following the re-offer in accordance with clause 3.4), the Holdco Seller may, (subject to clauses 3.9, 3.10 and 5.1) within 100 Business Days of the Holdco Acceptance Date (or, if applicable, the Holdco Final Acceptance Date), transfer the Holdco Sale Interest to any other person for a price not less than that, and on terms and conditions no more favourable to the Holdco Seller than those, specified in the Holdco Sale Notice. For the purpose of this clause:

(a)
the terms and conditions on which the Holdco Sale Interest is sold to a third party shall not be construed as being more favourable than those in the Holdco Sale Notice solely because those terms and conditions contain arms' length warranties; and

(b)
each Holdco Shareholder shall provide such assistance as may reasonably be required by the Holdco Seller for the purposes of enabling the Holdco Seller to solicit offers for the Holdco Sale Interest including:

(i)	allowing prospective purchasers and their advisers to carry out reasonable due diligence enquiries;

(ii)	allowing the Holdco Seller to complete any offering or sale document (including any information memorandum); and

(iii)	enabling completion of any such sale to take place.

3.9
Approval of purchaser by RCL: For so long as RCL (or any related company of RCL or Rayonier) remains a Holdco Shareholder, no other Holdco Shareholder shall transfer Holdco Shares to any person (other than another Holdco Shareholder) unless that Holdco Shareholder has obtained the approval of RCL (or the relevant related company of RCL or Rayonier holding Holdco Shares). The approval of RCL to the proposed transfer shall only be withheld if RCL (or the relevant related company of RCL or Rayonier holding Holdco Shares) concludes, acting reasonably and in good faith, that the proposed transferee's business (or the business of any related company of the proposed transferee) is the operation and/or management of forestry interests in competition with Rayonier. RCL shall respond to a request from the Holdco Seller for approval pursuant to this clause within 10 Business Days after receipt of that request. If RCL fails to respond within that time, it shall be deemed to have approved the proposed purchaser. RCL's response shall be in writing, and, if consent is withheld, shall include an explanation of, and reasons for, that decision.

3.10	Clause to apply again: If:

(a)	the obligation to buy and sell any Holdco Affected Portion is terminated pursuant to clause 3.7; or

(b)
the Holdco Seller proposes to sell, transfer, or otherwise dispose of the Holdco Sale Interest outside the period referred to in clause 3.8, or at a price, or on terms and conditions more favourable than, specified in the Holdco Sale Notice; or

(c)	the Holdco Seller does not obtain the approval referred to in clause 3.9, clauses 3.3 to 3.9 and this clause 3.10 shall again apply, with any necessary modifications.

3.11
Change of control: If RCL and RNZ cease to be directly or indirectly wholly owned subsidiaries of the same entity, then RCL shall immediately be deemed to have given a Holdco Sale Notice offering to transfer all of its Shares at Holdco Fair Value, and clauses 3.3 to 3.8 shall, with the necessary modifications, apply.

3.12
Transfer to related companies: Nothing in clauses 3.2 and 3.3 shall prevent any Holdco Shareholder (Transferring Holdco Shareholder) transferring all or some of its Shares to a holding company or a Holdco Sister Company, and the provisions of clauses 3.4 to 3.10 shall not apply to such transfer, provided:

(a)	where the transferor is a Holdco Shareholder other than RCL (or any related company of RCL), it must seek approval to such transfer in accordance with clause 3.9; and

(b)
where the transferee ceases to be a holding company or a Holdco Sister Company of the Transferring Holdco Shareholder, the transferee shall, and the Transferring Holdco Shareholder shall procure that, the transferee forthwith transfers back to the Transferring Holdco Shareholder (or another holding company or Holdco Sister Company of the Transferring Holdco Shareholder) all Shares that it holds.

3.13
Change of corporate trustee: Where a Holdco Shareholder is a corporate trustee or custodian of a pension fund, nothing in clause 3.3 shall prevent the Shares held by that Holdco Shareholder being transferred to a replacement corporate trustee or custodian of that pension fund. For the avoidance of doubt, consent pursuant to clause 3.9 and clause 3.9A is not required for any transfer pursuant to this clause.

3.14	Tag along right: If:

(a)	a Holdco Class A Shareholder gives a Holdco Sale Notice in respect of a number of Holdco Class A Shares that exceeds 67% of the total Holdco Class A Shares on issue; or

(b)	a Holdco Class B Shareholder gives a Holdco Sale Notice in respect of a number of Holdco Class B Shares that exceeds 50% of the total Holdco Class B Shares on issue; or

(c)	a Holdco Class C Shareholder gives a Holdco Sale Notice in respect of a number of Holdco Class C Shares that exceeds 67% of the total Holdco Class C Shares on issue, then any other Holdco Shareholder (Holdco Tag Along Party), may, within 10 Business Days of the Holdco Sale Notice being given, give irrevocable written notice (Holdco Tag Along Notice) to the Holdco Seller that it wishes to require the Holdco Seller to procure (if the Holdco Sale Interest is not purchased by the other Holdco Shareholders) that any third party purchaser of the Holdco Sale Interest also purchases some or all of the Shares, and any corresponding Debt Commitment (which, in the case of Ausco and WFL, is held by the Ausco Shareholders and Phaunos respectively) held by that Holdco Tag Along Party (Tag Interest).
If a Holdco Seller receives a Holdco Tag Along Notice, the Holdco Seller shall not sell the relevant Holdco Sale Interest to a third party unless the Holdco Seller procures that third party to purchase the Tag Interest owned by the Holdco Tag Along Party, at a price and on terms no less favourable in the aggregate, taken as a whole, to the Holdco Tag Along Party, than those contained in the Holdco Sale Notice. For the purpose of this clause:

(d)
the terms and conditions on which the Holdco Sale Interest is sold to a third party shall not be construed as being less favourable solely because those terms and conditions contain arms' length warranties or warranties, terms and conditions described in the Holdco Sale Notice in accordance with clause 3.4(e)); and

(e)	each Holdco Shareholder shall provide such assistance as may reasonably be required by the Holdco Seller and Holdco Tag Along Party to effect the transaction contemplated by this clause including:

(i)	allowing the Holdco Seller to complete any offering or sale document; and

(ii)	enabling completion of any such sale to take place.
If a Holdco Tag Along Notice is given, reference in this agreement to Holdco Seller and Holdco Sale Interest shall be deemed to be amended accordingly.

3.15
Holdco Fair Value: If it is necessary for any purpose of this agreement to determine the fair market value of the Shares held by a Holdco Shareholder (Holdco Sale Shares), the following provisions shall apply:

(a)
All Holdco Shareholders shall, for a period of 10 Business Days after one Holdco Shareholder gives notice to the Holdco Shareholders requiring them to do so, endeavour to agree on the fair market value of the Holdco Sale Shares (Holdco FairValue).

(b)
If the Holdco Shareholders do not agree on the Holdco Fair Value within the period of 10 Business Days referred to in clause 3.15(a), the Holdco Fair Value shall be determined by an independent valuer agreed upon by the Holdco Shareholders, or failing agreement on the valuer within 5 Business Days after the end of that period, appointed on the application of any Holdco Shareholders by the president for the time being of the New Zealand Institute of Chartered Accountants or his or her nominee.

(c)	The person appointed as valuer under clause 3.15(b) shall:

(i)	act as an expert and not as arbitrator;

(ii)	determine the Holdco Fair Value as soon as possible, which valuation shall be conclusive.

(d)
In determining the Holdco Fair Value, the valuer shall determine the fair market value of all of the Shares, and shall then determine the Holdco Fair Value in question as the appropriate percentage of the value of all Holdco Shares, so that no regard shall be had to the control of Holdco, or to any premium for control or discount for lack of control.’

(e)
The Holdco Shareholders shall promptly and openly make available to the valuer all information in their possession or under their control relating to Holdco to enable the valuer to proceed with the valuation on an informed basis as to the financial position, affairs, performance, and prospects of Holdco. In these circumstances, RNZ shall provide the valuer with all relevant information in this respect that it holds pursuant to the Management Agreements.

(f)	The fees and expenses of the valuer shall be paid by the Holdco Shareholders pro rata in proportion to their holdings of Shares, or in such other manner as the valuer may determine.

(g)	The valuer may require the parties to adhere to such adjustments to the time frames set out in clause 3 as may be appropriate to reflect the time taken to determine the Holdco Fair Value.

3B	ISSUE OF SHARES IN HOLDCO

3B.1	Stapled Proportions: The Holdco Board must ensure:

(a)
that the Holdco Class A Shareholders hold an equal proportion of Holdco Ordinary Shares and Holdco Redeemable Shares, and each of the Ausco Shareholders hold a proportion of Debt Commitment equal to their respective Relevant Proportion;

(b)	that the Holdco Class B Shareholders hold an equal proportion of Holdco Ordinary Shares, Holdco Redeemable Shares and Debt Commitment; and

(c)
that the Holdco Class C Shareholders hold an equal proportion of Holdco Ordinary Shares and Holdco Redeemable Shares, and Phaunos holds a proportion of Debt Commitment equal to WFL's Relevant Proportion, being, in each case, the Stapled Proportion.

3B.2	Classes of shares: Holdco may issue different Classes of shares in accordance with the provisions of this agreement. Without limiting the Classes which Holdco may issue:

(a)
each Class of shares is deemed to constitute a separate Class but, except as expressly provided in this agreement, all the Holdco Ordinary Shares have the same rights and privileges and are subject to the same restrictions; and

(b)	any share may be issued upon the basis that it:

i.	confers preferential rights to distributions of capital or income (or no rights to such distributions); or

ii.	confers special, limited or conditional voting rights; or

iii.	does not confer voting rights; or

iv.	is redeemable in accordance with section 68 of the Companies Act.

3B.3
Holdco Board may issue shares and other securities: The Holdco Board may, subject to the terms of this agreement, only issue shares, securities that are convertible into or exchangeable for shares, or options to acquire shares (together referred to in this clause as New Equity Securities) in accordance with the following provisions:

(a)
Subject to any special rights or restrictions attaching to any existing shares, all New Equity Securities must be offered to all Holdco Shareholders in proportion to each Holdco Shareholder's Stapled Proportion.

(b)	Subject to sub-clause (c) below, the offer must be made by written notice to each Shareholder stating:

i.	the number of New Equity Securities to which that Holdco Shareholder is entitled;

ii.
the Class or Classes of which the New Equity Securities will form part, and in the case of securities convertible into, or exchangeable for, shares, the Class of which those shares will upon issue form part;

iii.	the consideration for which the New Equity Securities will be issued and the terms on which they will be issued;

iv.	the time (not being less than 10 days nor more than 28 days) within which the offer, if not accepted, will be deemed to be declined;

v.
that any Holdco Shareholder who wishes to acquire New Equity Securities in excess of that Holdco Shareholder's entitlement must, when accepting the offer, state the number of excess New Equity Securities which that Holdco Shareholder wishes to acquire;

vi.
that any unclaimed New Equity Securities will be used for satisfying the requests for excess New Equity Securities, upon the basis that the New Equity Securities not claimed by any Holdco Shareholder will be allocated first to the other Holdco Shareholders who have requested excess New Equity Securities, in proportion to that Holdco Shareholder's Stapled Proportion, provided that no Holdco Shareholder shall be allocated more excess New Equity Securities than the number which that Holdco Shareholder has requested;

vii.
that if, thereafter, any New Equity Securities remain unallocated, the Holdco Board may offer them to any person whom the Holdco Board is prepared to register as a Holdco Shareholder provided that the consideration and terms of issue are no more advantageous to that person than those offered to the Holdco Shareholders; and

viii.	Securities must increase their holding of Holdco Ordinary Shares, Holdco Redeemable Shares and/or Debt Commitment (as may be the case) in order to maintain their Stapled Proportion, provided that:

(A)	where the Holdco Class A Shareholders accept the offer of New Equity Securities, the Ausco Shareholders shall be required to increase their Debt Commitment; and

(B)	where the Holdco Class C Shareholders accept the offer of New Equity Securities, Phaunos shall be required to increase its Debt Commitment, in each case by an equal proportion to the Relevant Proportion they will hold following the issue of New Equity Securities to the Holdco Class A Shareholders or Holdco Class C Shareholders as the case may be.

(c)
The New Equity Securities offered to each Holdco Shareholder shall be of a Class or Classes already held by that Holdco Shareholder. For these purposes, any excess New Equity Securities offered pursuant to clause 3A.3(b)(vi) shall, on issue, be issued as Holdco Shares of the Class or Classes already held by the relevant Holdco Shareholder. New Equity Securities which are convertible or exchangeable into Holdco Shares shall be convertible or exchangeable into Holdco Shares of a Class or Classes already held by the relevant Holdco Shareholder (unless those New Equity Securities are convertible or exchangeable into a new Class of Holdco Shares).

(d)
Notwithstanding the provisions of sub-clauses (a) and (b) and (c), but subject always to the provisions of schedule 3 of this agreement, the Holdco Board may issue New Equity Securities to such persons and on such terms as it thinks fit.

(e)
If any holders of securities in Holdco other than Holdco Shares are entitled by the terms of issue of those securities to participate in any issue of New Equity Securities, the provisions of this clause shall be appropriately modified to take account of such entitlement.

4.	DEALINGS IN SHARES IN AUSCO

4.1	Grant of security, etc: No Ausco Shareholder shall, except with the prior written consent of the other Ausco Shareholders:

(a)	pledge, mortgage, charge or otherwise encumber any Ausco Share or any interest in any Ausco Share;

(b)	grant an option over any Ausco Share, or any interest in any Ausco Share; or

(c)	enter into any agreement in respect of the votes attached to any Ausco Share.

4.2	Pre-emptive rights: Subject to clauses 4.8 to 4.11, Ausco Shares may only be transferred in accordance with clauses 4.3 to 4.7.

4.3
Sale notice: In order for any Ausco Shareholder (Ausco Seller) to sell, transfer or otherwise dispose of the legal or beneficial ownership of, or the control of, any of its Shares, that Ausco Shareholder shall first give notice (Ausco Sale Notice) to Ausco and the other Ausco Shareholders specifying:

(a)
the total number of Ausco Shares it wishes to sell, and the corresponding proportion of its Debt Commitment that it is required to transfer with the relevant Ausco Shares pursuant to clauses 5.2 and 5.2A (Ausco Sale Interest);

(b)	the price which the Ausco Seller wishes to receive for the Ausco Sale Interest;

(c)	each other Ausco Shareholder's pro rata entitlement to that Ausco Sale Interest which must be offered pursuant to this clause 4;

(d)
any other terms and conditions of the proposed sale of the Ausco Sale Interest (which shall be described sufficiently precisely to enable an acceptance of the offer in the Ausco Sale Notice to constitute a binding contract).

4.4
Acceptance of Ausco Sale Notice: Each Ausco Shareholder other than the Ausco Seller may, not later than the date (Ausco Acceptance Date) 20 Business Days after giving of the Ausco Sale Notice, give irrevocable notice to the Ausco Seller that that Ausco Shareholder wishes to acquire its pro rata entitlement and an indication that it will purchase a larger portion of the Ausco Sale Interest (specifying, if applicable, the increased portion of the Holdco Sale Interest which it wishes to acquire) if other Ausco Shareholders do not purchase their pro rata entitlement to the Ausco Sale Interest on the terms specified in the Ausco Sale Notice. For the avoidance of doubt, an acceptance given pursuant to this clause must relate to at least the entire pro rata entitlement of the accepting Ausco Shareholder to be effective.

4.5
Terms of sale: An Ausco Shareholder which gives notice to the Ausco Seller in accordance with clause 4.3 (Ausco Buyer) that it wishes to acquire its pro rata entitlement to the Ausco Sale Interest (Ausco Entitlement) shall be entitled and bound (subject to this clause 4.5 and clause 4.6) to acquire that Ausco

Entitlement. If one of more Ausco Shareholders gives notice to the Ausco Seller that it does not wish to acquire its Ausco Entitlement, or does not give any notice within the 20 Business Day period referred to in clause 4.4 (such Ausco Shareholders being Ausco Non Responsive Parties), the aggregate Ausco Entitlements of the Ausco Non Responsive Parties shall be offered to those Ausco Shareholders who accepted their Ausco Entitlement and who provided an indication that they would purchase a larger portion of the Ausco Sale Interest if other Ausco Shareholders declined to take up their Ausco Entitlement, pro rata to the number of Ausco Shares they currently hold, and reoffered as necessary, so as to exhaust these pre-emptive rights. If Ausco Buyers have given acceptances in relation to the entire Ausco Sale Interest by the date 20 Business Days after the Ausco Acceptance Date (Ausco Final Acceptance Date), the purchase of the Ausco Sale Interest shall be effected at the price, and on the terms and conditions, specified in the Ausco Sale Notice, and, subject to anything to the contrary in the Ausco Sale Notice, on the following terms:

(a)
The sale of the Ausco Sale Interest, whether to one or more Ausco Buyer(s), shall be conditional on the Ausco Seller or Ausco Buyer(s) obtaining any consents required pursuant to clause 4.6. By way of example (without limitation) if there are two Ausco Buyers in respect of an Ausco Sale Interest, and one of those Ausco Buyers does not obtain a consent in accordance with clause 4.6, then the Ausco Seller shall no longer be obliged to sell to the remaining Ausco Buyer and the Ausco Sale Interest shall be re-offered in accordance with clause 4.3.

(b)
The purchase of the Ausco Sale Interest shall be settled on the date 10 Business Days after the Ausco Acceptance Date (or the Ausco Final Acceptance Date), or if clause 4.6 applies, 10 Business Days after the last of the consents referred to in clause 4.6 is obtained.

(c)	If there is more than one Ausco Buyer, the purchase of the Ausco Sale Interest by all Ausco Buyers shall be settled simultaneously.

(d)	The Ausco Seller shall transfer to the Ausco Buyer good title to the Ausco Sale Interest free of any charge or encumbrance.

(e)
On settlement of the purchase of the Ausco Sale Interest the Ausco Buyer shall pay the purchase price to the Ausco Seller in cleared funds, and the Ausco Seller shall deliver to the Ausco Buyer a transfer of the Ausco Sale Interest, including an assignment of the relevant proportion of its Debt Commitment (if any), in a form reasonably acceptable to the Ausco Buyer and the Ausco Seller.

(f)	The Ausco Shareholders shall take all necessary steps to procure the Ausco Board to cause the Ausco Buyer to be registered as holder of the Ausco Sale Interest.

(g)
The Ausco Seller will, upon settlement of the purchase of the Ausco Sale Interest, procure the removal of any Ausco director appointed by it (provided that if it is entitled to appoint more than one director, and is selling some but not all of its Ausco Shares, it shall be entitled to retain representation on the Ausco Board, to the extent permitted by schedule two).

4.6
Consents: The Ausco Buyer(s) and the Ausco Seller shall use their reasonable endeavours, with all due speed and diligence, to obtain all necessary consents to the sale and purchase of any portion of the Ausco Sale Interest (Ausco Affected Portion) for which any such consent is required, including any consent required from any governmental or regulatory agency or authority. If any necessary consent is:

(a)	not granted within 90 Business Days from the Ausco Acceptance Date (or, if applicable, the Ausco Final Acceptance Date); or

(b)	granted on terms and conditions that are not reasonably acceptable to the party affected thereby, the Ausco Seller or any Ausco Buyer may, by notice to all Ausco Shareholders, terminate the obligation to buy and sell the Ausco Affected Portion created by clause 4.6, and the Ausco Affected Portion shall be re-offered in accordance with 4.3. The 100 Business Day period to which clause 4.7 applies shall run from the Ausco Acceptance Date (or, if applicable, the Ausco Final Acceptance Date) applicable to the re-offer of such Ausco Affected Portion).

4.7
Sale to third parties: If the pre-emptive procedure set out in clauses 4.3 to 4.6 has been exhausted in relation to the Ausco Sale Interest and acceptances (including for all or any part of the Holdco Affected Portion following the re-offer in accordance with clause 4.3) have not been received for the entire Ausco Sale Interest, the Ausco Seller may, (subject to clauses 4.8 and 5.1) within 100 Business Days of the Ausco Acceptance Date (or, if applicable, the Ausco Final Acceptance Date), transfer the Ausco Sale Interest to any other person for a price not less than that, and on terms and conditions no more favourable to the Ausco Seller than those, specified in the Ausco Sale Notice. For the purpose of this clause:

(a)
the terms and conditions on which the Ausco Sale Interest is sold to a third party shall not be construed as being more favourable than those in the Ausco Sale Notice solely because those terms and conditions contain arms' length warranties; and

(b)
each Ausco Shareholder shall provide such assistance as may reasonably be required by the Ausco Seller for the purposes of enabling the Ausco Seller to solicit offers for the Ausco Sale Interest including:

i.	allowing prospective purchasers and their advisers to carry out reasonable due diligence enquiries;

ii.	allowing the Ausco Seller to complete any offering or sale document (including any information memorandum); and

iii.	enabling completion of any such sale to take place.

4.8
Approval of transferee of Ausco Shares: For so long as RCL (or any related party of RCL or Rayonier) remains a Holdco Shareholder, no Ausco Shareholder shall transfer any of its Ausco Shares to any person (other than another Ausco Shareholder) unless that Ausco Shareholder has obtained the approval of RCL (or the relevant related party of RCL or Rayonier holding Holdco Shares). The approval of RCL to the proposed transfer shall only be withheld if RCL (or the relevant related party of RCL or Rayonier holding Holdco Shares) concludes, acting reasonably and in good faith, that the proposed transferee's business (or the business of any related company of the proposed transferee) is the operation and/or management of forestry interests in competition with Rayonier. RCL shall respond to a request from an Ausco Shareholder for approval pursuant to this clause within 10 Business Days after receipt of that request. If RCL fails to respond within that time, it shall be deemed to have approved the proposed purchaser. RCL's response shall be in writing, and, if consent is withheld, shall include an explanation of, and reasons for, that decision.

4.9	Clause to apply again: If:

(a)	the obligation to buy and sell any Ausco Affected Portion is terminated pursuant to clause 4.6; or

(b)
the Ausco Seller proposes to sell, transfer, or otherwise dispose of the Ausco Sale Interest outside the period referred to in clause 4.7, or at a price, or on terms and conditions more favourable than, specified in the Ausco Sale Notice; or

(c)	the Ausco Seller does not obtain the approval referred to in clause 4.8;
clauses 4.2 to 4.8 and this clause 4.9 shall again apply, with any necessary modifications.

4.10
Transfer to related companies: Nothing in clauses 4.1 and 4.2 shall prevent any Ausco Shareholder (Transferring Ausco Shareholder) transferring all or some of its Ausco Shares to an Ausco Sister Company or an Affiliate provided:

(a)	it must seek approval to such transfer in accordance with clause 4.8; and

(b)
where the transferee ceases to be an Ausco Sister Company or an Affiliate of the Transferring Ausco Shareholder, the transferee shall, and the Transferring Ausco Shareholder shall procure that, the transferee forthwith transfers back to the Transferring Ausco Shareholder (or another Ausco Sister Company or Affiliate of the Transferring Ausco Shareholder) all Ausco Shares that it holds.

4.11
Change of corporate trustee: Where an Ausco Shareholder is a corporate trustee or custodian of a pension fund or a Trust, nothing in clauses 4.1 or clause 4.2 shall prevent the Ausco Shares held by that Ausco Shareholder being transferred to a replacement corporate trustee or custodian of that pension fund or Trust. For the avoidance of doubt, consent pursuant to clause 4.8 is not required for any transfer pursuant to this clause.

4.12
Ausco Fair Value: If it is necessary for any purpose of this agreement to determine the fair market value of the Ausco Shares held by an Ausco Shareholder (Ausco Sale Shares), the following provisions shall apply:

(a)
All Ausco Shareholders shall, for a period of 10 Business Days after one Ausco Shareholder gives notice to the Ausco Shareholders requiring them to do so, endeavour to agree on the fair market value of the Ausco Sale Shares (Ausco Fair Value).

(b)
If the Ausco Shareholders do not agree on the Ausco Fair Value within the period of 10 Business Days referred to in clause 4.12(a), the Ausco Fair Value shall be determined by an independent valuer agreed upon by the Ausco Shareholders, or failing agreement on the valuer within 5 Business Days after the end of that period, appointed on the application of any Ausco Shareholders by the president for the time being of the Institute of Chartered Accountants of New Zealand or his or her nominee.

(c)	The person appointed as valuer under clause 4.12(b) shall:

i.	act as an expert and not as arbitrator;

ii.	determine the Ausco Fair Value as soon as possible, which valuation shall be conclusive.

(d)
In determining the Ausco Fair Value, the valuer shall determine the fair market value of all of the Ausco Shares, and shall then determine the Ausco Fair Market Value in question as the appropriate percentage of the value of all Ausco Shares, so that no regard shall be had to the control of Ausco, or to any premium for control or discount for lack of control.

(e)
The Ausco Shareholders shall promptly and openly make available to the valuer all information in their possession or under their control relating to Ausco to enable the valuer to proceed with the valuation on an informed basis as to the financial position, affairs, performance, and prospects of Ausco. In these circumstances, RNZ shall provide the valuer with all relevant information in this respect that it holds pursuant to the Management Agreements.

(f)	The fees and expenses of the valuer shall be paid by the Ausco Shareholders pro rata in proportion to their holdings of Ausco Shares, or in such other manner as the valuer may determine.

(g)	The valuer may require the parties to adhere to such adjustments to the time frames set out in clause 4 as may be appropriate to reflect the time taken to determine the Ausco Fair Value.

5.	FURTHER PROVISIONS REGARDING DEALING IN SHARES

5.1	Accession Deed: If:

(a)	an Ausco Shareholder transfers the legal or beneficial ownership of any Ausco Shares to any party (other than to a party who has already signed this agreement or an Accession Deed); or

(b)
a Holdco Shareholder transfers the legal or beneficial ownership of any Holdco Shares to any party (other than to a party who has already signed this agreement or an Accession Deed), that Holdco Shareholder or Ausco Shareholder, as the case may be, shall procure that the relevant transferee validly executes an Accession Deed, and delivers a copy of that Accession Deed to each party to this agreement.

5.2	Stapling of interest under Investor Loan Facility: Subject to any variation of the terms below in the Investor Loan Facility:

(a)
no Ausco Shareholder shall transfer all or any of its Ausco Shares without transferring a corresponding proportion of its Debt Commitment, in accordance with clause 10.6 of the Investor Loan Facility; and

(b)	no Holdco Shareholder shall transfer all or any of its Holdco Shares without transferring a corresponding proportion of its Debt Commitment, or:

i.
where Ausco is the transferring Holdco Shareholder, procuring transfer of a corresponding proportion of the Ausco Shareholders' Debt Commitment, in accordance with clause 10.6 of the Investor Loan Facility; or

ii.	where WFL is the transferring Holdco Shareholder, procuring transfer of a corresponding proportion of Phaunos' Debt Commitment, in accordance with clause 10.6 of the Investor Loan Facility.
5.2A Stapling of Holdco Ordinary Shares with Holdco Redeemable Shares: No Holdco Shareholder shall transfer legal or beneficial ownership to all or any of its Holdco Ordinary Shares without transferring a corresponding proportion of its Holdco Redeemable Shares and vice versa.

5.3	Registration of transfers:

(a)
The Ausco Shareholders shall procure that the Ausco Board does not register a transfer of Ausco Shares unless such transfer has been carried out in accordance with clauses 4.1 to 4.12, clauses 5.1 and 5.2, the requirements of the Corporations Act and the Ausco Constitution.

(b)
The Holdco Shareholders shall procure that the Holdco Board does not register a transfer of Holdco Ordinary Shares or Holdco Redeemable Shares unless such transfer has been carried out in accordance with clauses 3.2 to 3.15, clauses 5.1, 5.2 and 5.2A and the requirements of the Companies Act and the Holdco Constitution.

5.4
Board to procure amendment to schedule one: As soon as is practicable after the registration of a transfer of Ausco Shares or Holdco Shares pursuant to clause 5.3, the Ausco Board or the Holdco Board (as the case may be) shall procure an amendment to schedule one reflecting the consequential changes to the identities and shareholdings of the shareholders referred to in that schedule. Upon delivery of that amended schedule to all parties, that amended schedule shall be deemed to be a variation to this agreement.

5.5
Investment management agreements: For the avoidance of doubt, nothing in this agreement shall be construed to preclude an Ausco Shareholder or Holdco Shareholder entering into an investment management agreement in relation to its investment in the Matariki group of companies with any investment manager.

5.6
Liability of transferring shareholders: Except to the extent required by law, each Holdco Shareholder or Ausco Shareholder which transfers its entire holding of Holdco Shares or Ausco Shares (as the case may be) to another party, in accordance with the terms of this agreement, shall be deemed released by all other parties hereto from all liability under this agreement from the date of that transfer (except in relation to any prior breach of this agreement by the transferor) and shall no longer be a party to this agreement.

5.7	Consent to issue of Ausco Shares: The Ausco Shareholders acknowledge as follows:

(a)	Pursuant to the pre-emptive provisions set out in clauses 3B.3, 3.4 to 3.7, Ausco may be offered the right to subscribe for, or acquire, further Holdco Shares.

(b)
When the pre-emptive provisions have been triggered pursuant to clause 3B.3 or 3.4, Ausco shall seek written instructions from each Ausco Shareholder as to whether it wishes to increase its indirect holding in Holdco (Indirect Interest) by procuring that Ausco purchases its Holdco Entitlement offered in the relevant Holdco Sale Notice or the equivalent in relation to New Equity Securities offered under clause 3B.3.

(c)
Subject to clause 5.7(f), each Ausco Shareholder shall be entitled to increase its Indirect Interest by procuring that Ausco purchases such proportion of Ausco's Holdco Entitlement, or the equivalent in relation to New Equity Securities offered under clause 3B.3, as reflects that Ausco Shareholder's holding in Ausco (Entitlement).

(d)
Each Ausco Shareholder who gives notice that it wishes to increase its Indirect Interest pursuant to clause 5.7(b) (Notifying Ausco Shareholder) may advise Ausco that it wishes to increase its Indirect Interest by more than its Entitlement.

(e)
If an Ausco Shareholder (Non-Participating Ausco Shareholder) does not wish to increase its Indirect Interest in accordance with this clause 5.7, Ausco shall offer the Non-Participating Ausco Shareholder's Entitlement to those Ausco Shareholders who indicated that they would take up more than their Entitlement pursuant to clause 5.7(d), pro-rata in proportion to those parties' shareholding in Ausco (ignoring the respective holdings of the Non Participating Ausco Shareholder and any Ausco Shareholder that did not indicate that it would take up more than its Entitlement pursuant to clause 5.7(d)).

(f)
If the Ausco Shareholders wish to increase their Indirect Interests in Holdco to a sufficient level that Ausco has been authorised to purchase all of its Holdco Entitlement or the equivalent, in relation to New Equity Securities offered under clause 3B.3, it shall give notice to the relevant Holdco Seller pursuant to clause 3.5, or to Holdco pursuant to clause 3B.3(b)(v), that it wishes to purchase its pro-rata entitlement of the relevant Holdco Sale Interest or the New Equity Securities (as the case may be). If one or more Ausco Shareholders have indicated (pursuant to clause 5.7(d)) that they wish to increase their Indirect Interest by more than their Entitlement, Ausco may (at its sole discretion) elect to give notice (pursuant to clause 3.5 or clause 3B.3, as the case may be) that it wishes to acquire more than its pro-rata entitlement of the relevant Holdco Sale Interest or the New Equity Securities (Excess Sale Interest).

(g)
Immediately prior to or contemporaneous with the settlement of the sale of the relevant Holdco Sale Interest in accordance with clause 3.6 or the issue of New Equity Securities in accordance with clause 3B.3, Ausco shall procure the selective issue by Ausco to the Notifying Ausco Shareholders of such number of Ausco Shares as will be required to reflect the increased percentage proportion of the Notifying Ausco Shareholders' Indirect Interest. To the extent that Ausco acquires the Excess Sale Interest, the Indirect Interest of those Ausco Shareholders that indicated that they would take up more than their Entitlement pursuant to clause 5.7(d) shall be increased to reflect the Excess Sale Interest, pro-rata in proportion to those parties' shareholding in Ausco (ignoring the respective holdings of any Non-Participating Ausco Shareholder and any Ausco Shareholder that did not indicate that it would take up more than its Entitlement pursuant to clause 5.7(d)). The aggregate issue price for the Ausco Shares issued pursuant to this clause 5.7(g) shall equal the aggregate consideration payable by Ausco for the relevant Holdco Sale Interest or New Equity Securities (and the Excess Sale Interest, if applicable) pursuant to clause 3.6 or 3B.3 (as the case may be).

(h)	Each Ausco Shareholder hereby:

i.	consents, pursuant to this agreement, to the selective issue of Ausco Shares to a Notifying Ausco Shareholder pursuant to this clause 5.7,

ii.	appoints Ausco as its attorney to do any and all things necessary (including execution and delivery of any document) required to give effect to any such selective issue of Ausco Shares; and

iii.	agrees to do such further and other things as may be necessary to give effect to any such selective issue of Ausco Shares.

5.8	Consent to buyback of Ausco Shares: The Ausco Shareholders acknowledge as follows:

(a)	Pursuant to clause 3.14, Ausco may elect to exercise its tag-along right in respect of some or all of the Holdco Shares held by it.

(b)
In circumstances where the tag-along right has been triggered pursuant to clause 3.14, and an Ausco Shareholder (Tagging Ausco Shareholder) has indicated to Ausco that it wishes to dispose of its Indirect Interest, Ausco will:

i.	exercise the tag-along right in respect of such percentage of Holdco Shares as will reflect the proposed disposal of the Tagging Ausco Shareholder's Indirect Interest; and

ii.	procure the selective buyback by Ausco of the Tagging Ausco Shareholder's Ausco Shares.
For the avoidance of doubt, a Tagging Ausco Shareholder may only dispose of all (and not some only) of its Indirect Interest pursuant to this clause 5.8.

(c)	Each Ausco Shareholder hereby:

i.
agrees to grant its consent, pursuant to section 257D of the Corporations Act, and this agreement, to a selective buyback by Ausco of the Ausco Shares held by a Tagging Ausco Shareholder pursuant to this clause 5.8;

ii.	appoints Ausco as its attorney to do any and all things necessary (including execution and delivery of any document) required to give effect to any such selective buyback of Ausco Shares; and

iii.	agrees to do such further and other things as may be necessary to give effect to any such selective buyback of Ausco Shares.

5.9	Waiver of pre-emptive rights on certain transfers: If:

(a)	WFL has any successful warranty claims under the Subscription Agreement; and

(b)
all relevant parties agree, pursuant to the Subscription Agreement, that any such warranty claims will be satisfied by way of a transfer from Ausco Shareholders, Ausco and / or RCL, to WFL (or Phaunos, as appropriate), of Ausco Shares and/or Holdco Shares together with the corresponding portion of Debt Commitment (held, in Ausco's case, by the Ausco Shareholders), then such transfers will not be subject to the pre-emptive rights process otherwise provided for under this agreement in respect of either Holdco Shares, Ausco Shares or their corresponding portion of the Debt Commitment.

6.	WARRANTIES

6.1	Warranties of each party: Each party to this agreement warrants to each other party as follows:

(a)	It is not aware of any circumstance which might reasonably be expected materially and adversely to affect its entry into this agreement.

(b)	It has the legal right and power to enter into this agreement and to consummate the transactions contemplated under this agreement on and subject to the terms and conditions of this agreement.

(c)	The execution, delivery and performance of this agreement by it has been duly and validly authorised and this agreement is a valid and binding agreement of it enforceable in accordance with its terms.

(d)
This agreement will not conflict with, or result in a breach of, the terms, conditions or provisions of its constitutional documents or any instrument or agreement to which it is a party or by which it may be bound, or which constitutes (with or without the passage of time, the giving of notice, or both) a default under any such instrument or agreement, or results in the acceleration of any indebtedness or the imposition of any penalty or charge.

(e)	No further authorisation, consent or approval of any person is required as a condition to the validity of this agreement or to give effect to the transactions contemplated under this agreement.

7.	COMPLIANCE WITH THIS AGREEMENT AND THE CONSTITUTION

7.1	Ausco Shareholders: Each Ausco Shareholder undertakes to the other Ausco Shareholders that it shall:

(a)
take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of the Ausco Board and Ausco Shareholder meetings of Ausco to ensure that the terms of this agreement are complied with and to procure that the Ausco Board and Ausco complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this agreement;

(b)
comply fully and promptly with the provisions of the Ausco Constitution so that each and every provision of the Ausco Constitution (subject to clause 12.1) shall be enforceable by the Ausco Shareholders as between themselves in whatever capacity.

7.2	Holdco Shareholders: Each Holdco Shareholder undertakes to the other Holdco Shareholders that it shall:

(a)
take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of the Holdco Board and Holdco Shareholder meetings of Holdco to ensure that the terms of this agreement are complied with and to procure that the Holdco Board and Holdco complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this agreement;

(b)
comply fully and promptly with the provisions of the Holdco Constitution so that each and every provision of the Holdco Constitution (subject to clause 12.1) shall be enforceable by the Holdco Shareholders as between themselves in whatever capacity.

8.	DEFAULT IN RELATION TO HOLDCO

8.1
Procedure on Event of Default: If an Event of Default occurs in relation to a Holdco Shareholder (Defaulting Holdco Shareholder), the non defaulting Shareholders (Non Defaulting Holdco Shareholders) may (if the Non-Defaulting Holdco Shareholders agree unanimously) require that:

(a)	If the Event of Default occurs (however arising) and:

i.	the breach or failure is capable of remedy, until the breach or failure is remedied; or

ii.	the breach of failure is not capable of remedy, pending completion of the action contemplated by clauses 8.1(b) or 8.1(c), the voting rights of the Defaulting Holdco Shareholder are deemed suspended;

(b)
the Defaulting Holdco Shareholder shall be deemed to have given a Holdco Sale Notice in accordance with clause 3.4 in relation to all of its Holdco Shares and Debt Commitment, or in the event that Ausco is the Defaulting Holdco Shareholder, all of the Ausco Shareholders' Debt Commitment, or in the event that WFL is the Defaulting Shareholder, all of Phaunos' Debt Commitment, at Holdco Fair Value (in which case the Holdco Board shall be authorised to give all notices and take all actions required in relation to that Holdco Sale Notice); or

(c)	Holdco is liquidated.

8.2	Definition: An Event of Default occurs in respect of a Holdco Shareholder if:

(a)
that Holdco Shareholder commits any material breach of or fails to observe any of the material obligations under this agreement and (where such breach or failure is capable of remedy) does not remedy that breach or failure within 20 Business Days of receiving written notice from the Non-Defaulting Holdco Shareholders specifying the breach or failure and requiring the remedy of the breach or failure;

(b)	that Holdco Shareholder ceases or threatens to cease to carry on all or substantially all of its business or operations;

(c)	an order is made, or a resolution is passed, for the dissolution of that Holdco Shareholder;

(d)
an encumbrancer takes possession or a liquidator, provisional liquidator, trustee, receiver, receiver and manager, inspector appointed under any companies or securities legislation, or similar official, is appointed in respect of that Holdco Shareholder;

(e)
any step is taken to appoint or with a view to appointing a statutory manager (including the making of any recommendation in that regard by the Securities Commission) under the Corporations (Investigation and Management) Act 1989 in respect of that Holdco Shareholder, or it is declared at risk pursuant to that Act;

(f)	a distress, attachment or other execution is levied or enforced upon or commenced against any of the material assets of that Holdco Shareholder and is not discharged or stayed within 10 Business Days;

(g)
that Holdco Shareholder is unable to pay its debts when due, or is deemed unable to pay its debts under any law, or enters into dealings with any of its creditors with a view to avoiding or in expectation of insolvency, or makes a general assignment or an arrangement or composition with or for the benefit of any of its creditors, or stops or threatens to stop payments generally; or

(h)
anything analogous, or having a substantially similar effect, to anything referred to in paragraphs (b) to (g) inclusive occurs in relation to that Holdco Shareholder under the laws of a jurisdiction other than New Zealand.

8.3
Cross Indemnity: To the extent that an Event of Default as described in clause 8.2 is due to a breach by an Ausco Shareholder (Breaching Party) of its obligations under this agreement and the Ausco Constitution, then the Breaching Party or the Breaching Parties, as the case may be, agree to indemnify the non breaching Ausco Shareholders for any losses, expenses or liabilities sustained or incurred by the non breaching Ausco Shareholders as a result of the occurrence of that Event of Default.

8.4
Other remedies: Clause 8.1 is without prejudice to any other right, power or remedy under this agreement, at law, or otherwise, that any Holdco Shareholder has in respect of a default by any other Holdco Shareholder.

9.	LIQUIDATION

9.1
Procedure on liquidation: If pursuant to any provision of this agreement Holdco is required to be liquidated, the Holdco Shareholders shall without delay take all necessary steps to ensure that a special resolution of shareholders of Holdco is passed appointing as liquidator of Holdco a person agreed by the Holdco Shareholders, or failing agreement, chosen on the application of any Holdco Shareholder by the president for the time being of the New Zealand Institute of Chartered Accountants or his or her nominee.

10.	NOTICES TO CHH AND RNZ

10.1
Notices and approvals: No party to this agreement will purport to give any notice, or exercise any approval, discretion or right of waiver, pursuant to the CHH SPA or the RNZ SPA (other than RNZ in its capacity as seller of the RNZ Assets), without the prior written approval of Rayonier and Ausco. This clause is intended to confer a benefit upon Rayonier which may be enforced by Rayonier.

11.	GENERAL

11.1
Conflicting provisions: If there is any conflict or inconsistency between the provisions of this agreement and the Ausco Constitution, the Holdco Constitution or the Treece Constitution, as the case may be, this agreement shall prevail.

11.2	Termination: This agreement may be terminated upon the written agreement of all parties.

11.3
Payments free and clear: All amounts payable by one party to another pursuant to this agreement shall be paid free and clear of and, except to the extent required by law, without any deduction or withholding on account of any tax. If any party is required by law to make any deduction or withholding from any amount it is required to pay pursuant to this agreement, then that party shall increase the relevant payment to ensure that the recipient receives a net amount equal to the amount it would have received had no such deduction or withholding been made.

11.4
Confidentiality: Each party shall at all times keep confidential, treat as privileged, and not directly or indirectly make any disclosure or use, or allow any disclosure or use to be made, of any provision of this agreement or of any information relating to any provision, or the subject matter, of this agreement, or any information directly or indirectly obtained from another party under or in connection with this agreement, except to the extent:

(a)	required by law;

(b)	to satisfy the reporting requirements of any related company or other member of its group;

(c)	necessary to satisfy the requirements of any applicable stock exchange; or

(d)	necessary to obtain the benefit of, or to carry out obligations under, this agreement;

(e)	that the information is or becomes available in the public domain without breach by a party of its confidentiality obligations under this clause or at law; or

(f)	that disclosure is made to a proposed third party purchaser of Holdco Shares or the Matariki Estate, which has entered into an appropriate confidentiality agreement to the satisfaction of Holdco.
12.4A Announcements: If a party (Disclosing Party) is required by law or by the rules of any applicable stock exchange or regulatory authority to make any announcement or disclosure relating to any matter the subject of this Agreement, prior to making such announcement or disclosure, to the extent permitted by such law or rules, the Disclosing Party shall give the other parties (Non Disclosing Parties) at least 2 Business Days notice and shall consult with the Non Disclosing Parties regarding the form and content of the announcement or disclosure.

11.5	Liability: For the avoidance of doubt, the liability of each party to this agreement to any other party is limited (save as required by law) to the extent expressly provided for in this agreement.

11.6
Variation: Subject to paragraph 2.18 of schedule three, no variation of this agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto, provided as follows:

(a)
The Ausco Shareholders alone may, if an 80% majority of Ausco Shareholders agree, amend the provisions of schedule two, provided that such amendment does not impose an obligation on any party save for Ausco, an Ausco Shareholder or the Ausco Board. If schedule two is amended pursuant to this clause, the amendment shall be deemed effective upon Ausco delivering the amended schedule to all parties to this agreement.

(b)
The Holdco Shareholders alone may, if an 85% majority of the Holdco Shareholders agree, amend the provisions of schedule three, provided that such amendment does not impose an obligation on any party save for Holdco, a Holdco Shareholder or the Holdco Board. If schedule three is amended pursuant to this clause, the amendment shall be deemed effective upon Holdco delivering the amended schedule to all parties to this agreement.

11.7
Requirements of Trustee: To the extent that any Trustee has any legal requirements, either by way of statute or a deed of trust, the parties to this agreement agree to use reasonable endeavours to accommodate such legal requirements.

11.8
No waiver: The failure to exercise or delay in exercising a right or remedy under this agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

11.9	Rights and remedies cumulative: The rights and remedies contained in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

11.10	Assignment: No party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this agreement, except as expressly permitted herein.

11.11
Full agreement: This agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this agreement and constitutes the entire agreement between the parties with respect to the subject matter of this agreement, superseding all prior oral or written understandings.

11.12
Further assurances: The parties shall each execute and deliver such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this agreement.

11.13
Counterparts: This agreement may be executed in any number of counterparts each of which when executed and delivered (including by way of facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

11.14
Notices: Each notice, agreement and other communication (each a communication) to be given, delivered or made under this agreement is to be in writing but may be sent by personal delivery, post (by airmail if to another country) or facsimile. Each communication is to be sent to the address of the relevant party set out below or to any other address from time to time designated for that purpose by at least five working days' prior notice to the other parties. The initial address details of the parties are set out in schedule four.

11.15	Service: A communication under this agreement will only be effective:

(a)	in the case of personal delivery, when delivered;

(b)	if posted locally or delivered to a document exchange, 3 Business Days in the place of receipt, after posting or delivery;

(c)	if posted or delivered overseas, 10 Business Days in the place of receipt, after posting by airmail;

(d)
if made by facsimile, upon production of a transmission report by the machine from which the facsimile was sent which indicates that the correct number of pages was sent to the facsimile number of the recipient designated for the purpose of this agreement, provided that any communication received or deemed received after 5pm or on a day which is not a Business Day in the place to which it is delivered, posted or sent shall be deemed not to have been received until the next Business Day in that place.

11.16
Governing law: This agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and each party submits to the exclusive jurisdiction of the courts of New Zealand. Each party irrevocably waives any objection which it might at any time have to the courts of New Zealand being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that the courts of New Zealand are not a convenient or appropriate forum.

EXECUTION:
SIGNED by SAS TRUSTEE CORPORATION by its attorneys in the presence of:

/s/ Jeremy Don
Signature of attorney

Jeremy Don
Name of attorney

/s/ Richard Hedley
Signature of attorney

Richard Hedley
Name of attorney

/s/ Ren Huang
Signature of witness

Ren Huang
Name of witness
Analyst
Occupation
Sydney
City/town of residence

SIGNED by RAYONIER CANTERBURY LLC by:

/s/ Timothy H. Brannon
Signature of officer

Timothy H. Brannon
Name of officer

/s/ Paul Nicholls
Signature of officer

Paul Nicholls
Name of officer

SIGNED by RAYONIER NEW ZEALAND LIMITED by:

/s/ Timothy H. Brannon
Signature of director

Timothy H. Brannon
Name of director

/s/ Paul Nicholls
Signature of director

Paul Nicholls
Name of director

SIGNED by MATARIKI FORESTRY GROUP by:

/s/ Martin Smith
Signature of director

Martin Smith
Name of director

/s/ Paul Nicholls
Signature of director

Paul Nicholls
Name of director

SIGNED by MATARIKI FORESTS AUSTRALIA PTY LIMITED by:

/s/ Gregory Henry Roder
Signature of director/authorised signatory

Gregory Henry Roder
Name of director/authorised signatory

/s/ Leroy James Langeveld
Signature of witness

Leroy James Langeveld
Name of witness
Solicitor
Occupation
Auckland
City/town of residence

SIGNED by MATARIKI FORESTRS by:

/s/ Martin Smith
Signature of director

Martin Smith
Name of director

/s/ Paul Nicholls
Signature of director

Paul Nicholls
Name of director

SIGNED by AMP CAPITAL INVESTORS LIMITED on behalf of the INFRASTRUCTURE TRUST NO.1 by its attorney in the presence of:

/s/ Gerald Naughton
Signature of attorney

Gerald Naughton
Name of attorney

/s/ Steven Reese Gosper
Signature of attorney

Steven Reese Gosper
Name of attorney

/s/ Carol Tutty
Signature of witness

Carol Tutty
Name of witness

Occupation

City/town of residence

SIGNED by AMP CAPITAL INVESTORS LIMITED on behalf of the REST INFRASTRUCTURE TRUST by its attorney in the presence of:

/s/ Gerald Naughton
Signature of attorney

Gerald Naughton
Name of attorney

/s/ Steven Reese Gosper
Signature of attorney

Steven Reese Gosper
Name of attorney

/s/ Carol Tutty
Signature of witness

Carol Tutty
Name of witness

Occupation

City/town of residence

SIGNED by AMP INVESTMENT SERVICES PTY LIMITED on behalf of the INFRASTRUCTURE EQUITY FUND by its attorney in the presence of:

/s/ Gerald Naughton
Signature of attorney

Gerald Naughton
Name of attorney

/s/ Steven Reese Gosper
Signature of attorney

Steven Reese Gosper
Name of attorney

/s/ Carol Tutty
Signature of witness

Carol Tutty
Name of witness

Occupation

City/town of residence

SIGNED by AMP INVESTMENT SERVICES PTY LIMITED on behalf of the AMP CAPITAL GLOBAL INFRASTRUCTURE FUND NO. 2 by its attorney in the presence of:

/s/ Gerald Naughton
Signature of attorney

Gerald Naughton
Name of attorney

/s/ Steven Reese Gosper
Signature of attorney

Steven Reese Gosper
Name of attorney

/s/ Carol Tutty
Signature of witness

Carol Tutty
Name of witness

Occupation

City/town of residence

SIGNED by WAIMARIE FORESTS PTY LIMITED by:

/s/ Mason Browne
Signature of director

Mason Browne
Name of director

/s/ Liane Luke
Signature of director

Liane Luke
Name of director

SIGNED by WAIMARIE FORESTS PTY LIMITED by:

/s/ Kimberly Tara
Signature of director

Kimberly Tara
Name of director

/s/ Liane Luke
Signature of director

Liane Luke
Name of director

SCHEDULE ONE
SHAREHOLDER DETAILS1
PART 1
AUSCO

Ausco Shareholders	Percentage of Ausco Shares
STC	41.65%
ITN	20.17%
RIT	10.00%
IEF	25.06%
GIF	3.12%

PART B
HOLDCO

Holdco Shareholders	Percentage of Holdco Shares (and Relevant Proportion)
Ausco (for Holdco Class A Shares and Holdco Redeemable Shares)	39%
RCL (for Holdco Class B Shares and Holdco Redeemable Shares)	26%
WFL (for Holdco Class C Shares and Holdco Redeemable Shares)	35%

PART C
TREECO

Treeco Shareholder	Percentage Treeco Shares
Holdco	100%

[1] Note this schedule is to be updated in accordance with clause 5.4.

SCHEDULE TWO
GOVERNANCE OF AUSCO

1.	INTERPRETATION

1.1	Definitions: For the purpose of this schedule:
Adjusted Voting Proportion means, in relation to an Appointing Party, the percentage proportion of the Voting Shares owned by it.
Appointing Party means, in relation to a Director, the Entitled Party that appointed that Director in accordance with clause 2.1 of this schedule.
Board means the board of directors of Ausco.
Company means Ausco.
Director means a director of Ausco.
Entitled Party means:

(a)	a Shareholder who is not part of the Investor Group; or

(b)	the Investor Group.
Share means an ordinary share in Ausco.
Shareholder means a shareholder of Ausco.
Voting Proportion means, in relation to an Appointing Party, the percentage proportion of Shares owned by it.
Voting Shares means the Shares owned by the Entitled Parties qualified to appoint a Director pursuant to clause 2.1 of this schedule.

2.	COMPOSITION AND PROCEEDINGS OF THE BOARD

2.1	Number of directors: The maximum number of Directors shall be three, unless the Shareholders unanimously agree otherwise, appointed as follows:

(a)
where there are three or less Entitled Parties, each Entitled Party shall be entitled to appoint one Director, provided that each such Entitled Party owns more than 20% of the Shares in the Company; or

(b)
where there are more than three Entitled Parties, the three Entitled Parties with the largest respective holdings in the Company shall each be entitled to appoint one Director provided that each such Entitled Party owns more than 20% of the Shares in the Company.

2.2	Removal of Directors appointed: A Director may only be removed by his or her Appointing Party.

2.3	Board resolutions: Except as provided in this agreement, resolutions of the Board shall be deemed to be passed if approved by a majority of Directors voting thereon.

2.4	Quorum: A quorum of any meeting of the Board must include each Director.

2.5
Adjournment: If within 30 minutes after the time appointed for a meeting of the Board a quorum is not present the meeting is adjourned for 14 days to the same time and place unless otherwise agreed by all Directors. At least seven days notice of the adjourned meeting must be given, and the notice must include a statement that it is given pursuant to this clause. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting the Director or Directors present are a quorum.

2.6
Directors' voting rights: At a meeting of the Board, each Director shall be entitled to exercise a percentage of the votes which may be cast at that meeting equal to the Voting Proportion of that Director's Appointing Party, provided that if one or more Entitled Parties are not qualified to appoint a Director pursuant to clause 2.1 of this schedule, each Director shall be entitled to exercise a percentage of the votes which may be cast at the meeting equal to the Adjusted Voting Proportion of that Director's Appointing Party.

2.7
Interested Directors: Except as provided in this agreement, a Director who has a material personal interest in a transaction entered into or to be entered into by the Company may not vote on any matter related to the transaction, but shall be included in the quorum of Directors considering the transaction.

2.8	Regularity of Board Meetings: Meetings of the Directors shall be held at regular intervals as shall be determined by the Board at such place or places as the Board may from time to time determine.

2.9	Telephone meetings: Meetings of the Board may be held with one or more Directors participating by telephone.

2.10	Chairperson: The Board shall appoint a chairperson. A new chairperson shall be elected on an annual basis. The chairperson shall not have a casting vote.

2.11
Responsibility for management: The Board shall be responsible for the overall guidance and direction of the Company. Subject to complying with their duties as directors, when exercising powers or performing duties, each Director may have regard to the interests of his/her appointing Shareholder.

2.12	Board responsible for all matters: Save to the extent that Shareholder approval is required by law, all decisions relating to the Company shall be made by the Board, by a simple majority.

2.13
Exercise of votes at Holdco level: In voting the Company's Holdco Shares in relation to a matter, the Board shall ensure that vote reflects proportionately the votes of the Directors on that matter. By way of example (without limitation):

Scenario 1:
There are three Shareholders, as follows:

(i)	Shareholder A (30%);

(ii)	Shareholder B (40%); and

(iii)	Shareholder C (30%).
Shareholders B and C comprise the Investor Group. Shareholder A and the Investor Group are each qualified to appoint a Director pursuant to clause 2.1(a).

If the Directors appointed by the Investor Group vote in favour of a matter, and the Director appointed by Shareholder A votes against, the Board shall ensure that the Holdco Shares owned by Ausco are voted to reflect the Voting Proportion of each of Shareholder A and the Investor Group (ie, 70% of the Holdco Shares shall be voted in favour of the matter, and 30% against).

Scenario 2:
There are four Shareholders, as follows:

(i)	Shareholder A (10%);

(ii)	Shareholder B (25%);

(iii)	Shareholder C (25%); and

(iv)	Shareholder D (40%).
Shareholders B and C together form the Investor Group. The Investor Group and Shareholder D are each qualified to appoint a Director pursuant to clause 2.1 of this schedule. Shareholder A is not entitled to appoint a Director pursuant to clause 2.1 of this schedule.
If the Directors appointed by the Investor Group vote in favour of a matter, and the Director appointed by Shareholder D votes against, the Board shall ensure that the Holdco Shares owned by Ausco are voted to reflect the Adjusted Voting Proportion of each of the Investor Group and Shareholder D (ie, 55.56% of the Holdco Shares shall be voted in favour of the matter, and 44.44% against).

2.14
Indemnity on removal of Director: Any Appointed Party removing a director shall be responsible for and agrees with the Company and the other Entitled Parties to indemnify the other Entitled Parties and the Company against all losses, liabilities and costs which the other Entitled Parties or the Company may incur arising out of, or in connection with, any claim by the director for wrongful or unfair dismissal or redundancy or other compensation arising out of the director's removal or loss of office.

2.15
Matters requiring supermajority consent: Any decision relating to any of the following matters of the Company shall require the consent of a supermajority of the Board, being 80% of the votes to be cast by the Board:

(a)
any change in the capital structure of the Company, issue, division, subdivision or consolidation of Shares, the change to the rights attaching to Shares, or the creation of any options to subscribe for or acquire Shares, save to the extent:

(i)	that a decision in relation to such change has been reserved to Shareholders, or excluded from the requirement for Shareholder approval, in accordance with clause 2.16 of this schedule;

(ii)	contemplated in clause 5.8 of the agreement;

(b)	any change to the distribution policy set out in the agreement or any other distribution of the Company's assets;

(c)	approval or amendment of annual operating plans or budgets or any activity outside the scope of the annual budget of the Company;

(d)	any transaction by the Company with any Shareholder or any related Company of a Shareholder;

(e)	any change in the accounting policies or the Company's auditors, bankers, accounting reference date or bank mandates;

(f)	the making, granting or allowing of any claim, disclaimer, surrender, election or consent for taxation purposes in connection with the Company; or

(g)	appointing any committee of the Board or delegating any of the powers of the Board to any committee.

2.16	Shareholder approval: The following matters must be approved by 80% of Shareholders following approval by a simple majority of the Board:

(a)	the offer of any new shares or securities to Shareholders, other than:

(i)	on a pro-rata basis; or

(ii)	pursuant to clause 5.7 of the agreement,

(b)
the acquisition of, or an agreement to acquire, whether contingent or not, assets (other than assets owned by Holdco or its subsidiaries) the value of which is more than 20% of the value of the Company's assets before the acquisition (excluding assets owned by Holdco; or

(c)
the disposition of, or an agreement to dispose of, whether contingent or not, assets (other than assets owned by Holdco or its subsidiaries) the value of which is more than 20% of the value of the Company's assets before the disposition (excluding assets owned by Holdco); or

(d)
a transaction that has or is likely to have the effect of the Company acquiring rights or interests or incurring obligations or liabilities (including contingent liabilities) the value of which is more than 20% of the value of the Company's assets before the transaction (excluding assets owned by Holdco); or

(e)	any alteration to, or revocation of, the constitution; or

(f)	the merger, amalgamation, liquidation or winding up of the Company; or

(g)	any acquisition by the Company of any part of the issued share capital or of the assets and undertaking of another company (other than Holdco or its subsidiaries).

3.	DISTRIBUTIONS

3.1
Profits to be distributed: Subject to the requirements of the Corporations Act, the full amount of the Company's profits available for distribution shall be distributed on a quarterly basis or as and when the Board determines fit.

4.	ENFORCEMENT OF COMPANY'S RIGHTS

4.1
Actions against Shareholders: Any right of action which the Company may have in respect of breach or alleged breach of any agreement between the Company and a Shareholder or related company of a Shareholder shall be prosecuted by the Directors of the Company appointed by the Appointing Party or Appointing Parties representing the Shareholder or Shareholders (as the case may be) which are not, or whose related company is not, responsible for the breach. Those Directors shall have full authority on behalf of the Company to negotiate, litigate and settle any claim arising out of the breach or exercise any right of termination arising out of the breach and the Shareholders shall take all steps within their power to give effect to the provisions of this clause.

5.	RECORDS AND FINANCIAL INFORMATION

5.1	Financial year: Each financial year of the Company shall end on 31 December unless otherwise determined by the Board.

5.2
Books and records: The Board shall procure the Company to maintain accurate and complete books, records, accounts, statements and documents of the operation business and financial affairs of the Company, all of which shall be available to the Board for the purpose of inspection and making copies and taking extracts.

5.3
Financial statements: The Shareholders shall procure that the Board arranges for the preparation of audited annual financial statements. These financial statements, accompanied by the report of the Auditors thereon, shall be prepared and delivered to each of the Shareholders as soon as is practicable after the end of each financial year of the Company, and in any case, within the time frame required by the Corporations Act.

5.4
Additional financial information: The Company will prepare and deliver to each of the Shareholders such further or other reports and statements concerning the operation, business and financial affairs of the Company as is required by the Corporations Act, or as the Board may from time to time consider necessary or advisable.

SCHEDULE THREE
GOVERNANCE OF HOLDCO AND ITS SUBSIDIARIES

1.	INTERPRETATION

1.1	Definitions: For the purpose of this schedule:
Adjusted Voting Proportion has the meaning set out in clause 1.1 of schedule two.
Appointing Party means:

(a)	in relation to a Class A Director, the party that appointed that Class A Director in accordance with clause 2.1(a) of this schedule;

(b)	in relation to a Class B Director, the party that appointed that Class B Director in accordance with clause 2.1(b) of this schedule; and

(c)	in relation to a Class C Director, the party that appointed that Class C Director in accordance with clause 2.1(c) of this schedule.
Board means the board of directors of Holdco, Treeco, or any other Direct Subsidiary of Holdco, as the case may be.
Company means Holdco, Treeco, MFT or any other Direct Subsidiary of Holdco, as the case may be.
Constitution means the constitution of the Company from time to time.
Direct Subsidiary means a subsidiary within the meaning of section 5(1)(a) of the Companies Act.
Director means a director of Holdco, Treeco, or any other subsidiary of Holdco, as the case may be.
Independent Chairperson means a person appointed as the independent chairperson of the Company in accordance with the Constitution.
MFT means Matariki Forests Trading Limited, a wholly owned subsidiary of Treeco.
Shares means an ordinary share (of whatever Class) in Holdco, Treeco, MFT or any other subsidiary of Holdco, as the case may be.
Shareholder means a shareholder of Holdco, Treeco, MFT or any other subsidiary of Holdco, as the case may be.
Voting Proportion has the meaning set out in clause 1.1 of schedule two.

2.	COMPOSITION AND PROCEEDINGS OF THE BOARD

2.1
Number of directors: The maximum number of directors of the Company shall be five (excluding the Independent Chairperson). The directors (excluding the Independent Chairperson) shall be appointed as follows:

(a)	the Holdco Class A Shareholders shall appoint as Directors no more than two of the persons who are appointed as the Ausco Directors in accordance with clause 2.1 of schedule two (Class A Directors);

(b)	a majority of the Holdco Class B Shareholders shall be entitled to appoint two directors (Class B Directors);

(c)	a majority of the Holdco Class C Shareholders shall be entitled to appoint one directors (Class C Directors).
The Independent Chairperson (if appointed) shall be appointed in accordance with the Constitution.

2.2
Board resolutions: Except as provided in this agreement, resolutions of the Board shall be deemed to be passed if approved by a majority of the votes of Directors voting thereon. For the avoidance of doubt, the Independent Chairperson (if appointed) shall not be entitled to vote on a resolution of the Board (as prescribed by the Constitution).

2.3	Quorum: A quorum of any meeting of the Board must include each of the Class A Directors, at least one Class B Director and the Class C Director.

2.4
Adjournment: If within 30 minutes after the time appointed for a meeting of the Board a quorum is not present the meeting is adjourned for 14 days to the same time and place unless otherwise agreed by all Directors. At least seven days notice of the adjourned meeting must be given, and the notice must include a statement that it is given pursuant to this clause. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting the Director or Directors present are a quorum.

2.5	Directors' voting rights: At a meeting of the Board:

(a)	Each Class A Director may exercise a percentage of the votes which may be cast at that meeting calculated in accordance with the following formula:
A=BxC
A means the percentage of votes to be exercised by a Class A Director
B means the Voting Proportion or Adjusted Voting Proportion (as the case may be) of the Appointing Party of that Class A Director; and
C means the percentage of the Shares (of any class) held by the Holdco Class A Shareholders.

(b)	The Class B Directors shall be entitled to exercise a percentage of the votes which may be cast at that meeting equal to the percentage of the Shares held by the Holdco Class B Shareholders.

(c)	The Class C Director shall be entitled to exercise a percentage of the votes which may be cast at that meeting equal to the percentage of the Shares held by the Holdco Class C Shareholders.
For the avoidance of doubt, the Independent Chairperson (if appointed) shall not have any right to exercise a vote at a meeting of the Board.

2.6
Interested Directors: Except as provided in this agreement including in clause 4.1 below, a Director (other than the Independent Chairperson, if appointed) who is Interested (as defined in the Companies Act) in a transaction entered into or to be entered into by the Company may vote on any matter related to the transaction, and shall be included in the quorum of Directors considering the transaction.

2.7
Regularity of Board Meetings: Meetings of the Directors shall be held at regular intervals as shall be determined by the Board but not less frequently than at two monthly intervals at such place or places as the Board may from time to time determine.

2.8	Telephone meetings: Meetings of the Board may be held with one or more Directors participating by telephone.

2.9
Chairperson: If the Board has not appointed an Independent Chairperson, the chairperson of the Board shall alternate annually between the Class A Directors and the Class B Directors. The chairperson shall not have a casting vote.

2.10
Responsibility for management: The Board shall be responsible for the overall guidance and direction of the Company. When exercising powers or performing duties, each Director may act in what the director believes is in the best interests of his/her appointing Shareholder, even though it may not be in the best interests of the Company.

2.11
Indemnity on removal of Director: Any Holdco Shareholder removing a director shall be responsible for and agrees with the Company and the other Holdco Shareholders to indemnify the other Shareholders and the Company against all losses, liabilities and costs which the other Shareholders or the Company may incur arising out of, or in connection with, any claim by the director for wrongful or unfair dismissal or redundancy or other compensation arising out of the director's removal or loss of office.

2.12
Matters requiring supermajority consent: Subject to clauses 2.13, 2.14 and 2.15 of this schedule) any decision relating to any of the following matters of the Company shall require the consent of a supermajority of the Board, being 85% of the votes to be cast by the Board:

(a)
the issue by the Company of any debenture or loan stock (whether secured or unsecured) or the creation of any mortgage, security interest, charge, lien, encumbrance or other third party right over any of the Company's assets or the giving by the Company of any guarantee or indemnity to or becoming surety for any third party;

(b)
any change in the capital structure of the Company, issue, buyback, cancellation, division, subdivision or consolidation of Shares, the redemption of any Holdco Redeemable Shares, the change to the rights attaching to such Shares or Holdco Redeemable Shares, the creation of any options to subscribe for or acquire Shares or the creation of any new Class of Shares;

(c)	any change to the distribution policy set out in the agreement or any other distribution of the Company's assets;

(d)	pursuit or settlement by the Company of any litigation with a potential value in excess of $5 million;

(e)
appointment of any senior management employee of the Company (being an employee whose annual remuneration exceeds $250,000) or alteration or approval of any remuneration or other benefits of any senior management employee (where such alteration or approval represents actions outside or beyond the ordinary increases made in accordance with established review polices implemented by the Company from time to time);

(f)	approval or amendment of annual operating plans or budgets or any activity outside the scope of the annual operating plan or budget of the Company;

(g)	any change in the nature of the Company's business;

(h)	the making of any loan by the Company or the creation, amendment to, renewal or extension of any borrowings by the Company (other than normal trade credit);

(i)	the acquisition or construction or lease of items of tangible or intangible property other than in accordance with the approved annual operating plans or budgets;

(j)	any transaction by the Company with any Shareholder or with any related company of a Shareholder;

(k)
any obligation of the Company which could involve the payment by it, in cash or otherwise, of amounts in excess of amounts approved under the Management Agreements or any approval of a proposal in accordance with schedule 3 "Manager's Authority" of either of the Management Agreements;

(l)
the assignment, sale or other disposal in any 12 month period of any asset or related group of assets (other than stumpage and logs) of the Company having a net book value in aggregate of NZD$1,000,000 or more, other than in accordance with the approved annual operating plans or budgets;

(m)	any change in the accounting policies or the Company's auditors, bankers, accounting reference date or bank mandates;

(n)	the granting or entering into any licence, agreement or arrangement concerning any part of the name of the Company or any of its intellectual property rights;

(o)	the making, granting or allowing of any claim, disclaimer, surrender, election or consent for taxation purposes;

(p)	appointing any committee of the board or delegating any of the powers of the board to any committee;

(q)	entry into any contract other than on arms length terms;

(r)	an amendment to a Management Agreement;

(s)	termination of a Management Agreement, other than:

(i)	for material breach in accordance with its terms;

(ii)	for failure by RNZ to obtain approval for an assignment of the relevant Management Agreement by RNZ;

(iii)	in the circumstances set out in clause 14.1(d) of the Management Agreement; or

(iv)	pursuant to the automatic termination rights contained in clause 14.2 of the relevant Management Agreement.

2.13	Management Agreement: Any decision relating to termination of a Management Agreement:

(a)	for material breach in accordance with its terms;

(b)	for failure by RNZ to obtain approval for an assignment of the relevant Management Agreement by RNZ; or

(c)	in the circumstances set out in clause 14.1(d) of the Management Agreement; or

(d)	pursuant to the automatic termination rights contained in clause 14.2 of the relevant Management Agreement, including any decision to bring proceedings in respect of that material breach or failure, or decision as to the conduct of such proceedings, shall require the consent of all Class A Directors and the Class C Director. For the avoidance of doubt, the Class B Directors shall not be entitled to vote on any such decision.

2.14
Proceedings if Company is in financial distress: If an "Event of Default" or "Event of Review'' (however defined) occurs under any debt facility agreement, for which the indebtedness owned ranks in priority to the debt owed under the Investor Loan Facility, the Board shall be entitled to resolve, by a simple majority, to raise equity (on a pro-rata basis) amongst existing Shareholders and Classes of shares already on issue, and/or to incur further debt on behalf of the Company. If, as a result of Shares being issued pursuant to this clause, RCL's Relevant Proportion is diluted below 20%, the minimum Relevant Proportion of RCL which gives rise to termination rights under clause 14.2(a) of the Management Agreements shall be deemed to be reduced to the Relevant Proportion that RCL holds following the issue of Shares pursuant to this clause 2.14.

2.15
Shareholder approval: The following matters (which for the avoidance of doubt exclude any issue of securities) must be approved by 85% of Shareholders following approval by a simple majority of the Board:

(a)	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 20% of the value of the Company's assets before the acquisition; or

(b)	the disposition of, or an agreement to dispose of, whether contingent or not, assets the value of which is more than 20% of the value of the Company's assets before the disposition; or

(c)
a transaction that has or is likely to have the effect of the Company acquiring rights or interests or incurring obligations or liabilities, including contingent liabilities, the value of which is more than 20% of the value of the Company's assets before the transaction; or

(d)	any alteration to, or revocation of, the constitution; or

(e)	any arrangement for any joint venture or partnership; or

(f)	the merger, amalgamation, liquidation or winding up of the Company; or

(g)	any acquisition by the Company of any part of the issued share capital or of the assets and undertaking of another company or entity;

(h)	an application for quotation of any shares or other securities of the Company on any securities exchange.

2.16
Matters undertaken by indirect subsidiaries: If any of the matters referred to in clauses 2.12 or 2.15 are to be undertaken by any subsidiary of Treeco (other than MFT) then such matter shall require the consent of:

(a)	a supermajority of the Board of Treeco being 85% of the votes to be cast by the Board if the matter is of the type referred to in clause 2.12; or

(b)	85% of the Shareholders of Treeco following approval by a simple majority of the Board if the matter is of the type referred to in clause 2.15.

2.17	Independent Chairperson's Deed of Appointment: Any person appointed as the Independent Chairperson shall immediately sign a Deed of Appointment in the form attached as schedule six.

2.18
Amendment of Independent Chairperson's Deed of Appointment: Any amendment to the form of the Independent Chairperson's Deed of Appointment (for the incumbent Independent Chairperson or a new Independent Chairperson) must be approved by majority Board resolution.

2.19
Remuneration of Independent Chairperson: The Independent Chairperson (if appointed) shall be entitled to remuneration for his or her services together with reimbursement for travel, accommodation, meals and any other reasonable out-of pocket expenses incurred in acting as Independent Chairperson. The level of remuneration for the Independent Chairperson (if appointed) shall be determined from time to time by the Board (excluding the Independent Chairperson).

3.	DISTRIBUTIONS

3.1
Profits to be distributed: The full amount of the Company's profits available for distribution (within the meaning of section 2 of the Companies Act) in respect of each financial year during the term of this agreement after the provision of working capital and making such transfers to reserves and provisions as in the opinion of the Board ought reasonably to be made, shall be distributed by the Company to the Shareholders by way of distributions on a quarterly basis, or as and when the Board determines fit.

4.	ENFORCEMENT OF COMPANY'S RIGHTS

4.1
Actions against Shareholders: Any right of action which the Company may have in respect of breach or alleged breach of any agreement between the Company and a Shareholder or related company of a Shareholder (including, without limitation, the Management Agreements and the RNZ SPA) shall be prosecuted by the Directors of the Company appointed by the Appointing Party or Appointing Parties representing the Shareholder or Shareholders (as the case may be) which are not, or whose related company is not, responsible for the breach. Those Directors shall have full authority on behalf of the Company to negotiate, litigate and settle any claim arising out of the breach or exercise any right of termination arising out of the breach and the Shareholders shall take all steps within their power to give effect to the provisions of this clause.

5.	RECORDS AND FINANCIAL INFORMATION

5.1	Financial year: Each financial year of the Company shall end on 31 December unless otherwise determined by the Board.

5.2
Books and records: The Board shall procure the Company to maintain accurate and complete books, records, accounts, statements and documents of the operation business and financial affairs of the Company, all of which shall be available to the Board for the purpose of inspection and making copies and taking extracts.

5.3
Financial statements: The Shareholders shall procure that the Board will prepare and deliver to each of the Shareholders financial statements in respect of the Company consisting of a balance sheet, statement of cash flows and statement of profit and loss, together with such other statements as are advisable, prepared in accordance with generally accepted accounting principles, as follows:

(a)
unaudited monthly financial statements (which shall include a detailed balance sheet, a detailed statements of profit and loss, and cashflow statements, with comparison to budget and forecast) shall be prepared and delivered to each of the Shareholders within 15 days after the end of each month; and

(b)
audited annual financial statements, accompanied by the report of the Auditors thereon, shall be prepared and delivered to each of the Shareholders within three months after the end of each financial year of the Company;

provided that all or any of the above requirements may, to the extent permitted by applicable law, be waived by unanimous resolution of the Board.

5.4
Additional financial information: The Shareholders shall procure that the Company will prepare and deliver to each of the Shareholders such further or other reports and statements concerning the operation, business and financial affairs of the Company as the Board may from time to time consider necessary or advisable, it being the intent of the Shareholders that each of them shall be kept fully and regularly informed regarding the Company.

SCHEDULE FOUR
ADDRESS DETAILS OF THE PARTIES
SAS TRUSTEE CORPORATION:

Address	RREEF Infrastructure Level 16, Deutsche Bank Place Cnr Hunter and Phillip Sts Sydney, NSW, 2000 Australia

Attention:	Richard Hedley

Facsimile:	612 9249 9763

Email:	richard.hedley@rreef.com

RAYONIER CANTERBURY LLC AND RAYONIER NEW ZEALAND LIMITED:

Address	RNZ Level5 Symonds Centre 49 Symonds Street Auckland

Attention:	Paul Nicholls

Facsimile:	64 9 302 2318

Email:	pauI.nicholls@rayonier.com

MATARIKI FORESTS AUSTRALIA PTY LIMITED:

Address	RREEF Infrastructure Level 16, Deutsche Bank Place Cnr Hunter and Phillip Sts Sydney, NSW, 2000 Australia

Attention:	Richard Hedley

Facsimile:	612 9249 9763

Email:	richard.hedley@rreef.com

MATARIKI FORESTRY GROUP AND MATARIKI FORESTS:

Address	RNZ Level5 Symonds Centre 49 Symonds Street Auckland

Attention:	Paul Nicholls

Facsimile:	64 9 302 2318

Email:	pauI.nicholls@rayonier.com

Address	RREEF Infrastructure Level 16, Deutsche Bank Place Cnr Hunter and Phillip Sts Sydney, NSW, 2000 Australia

Attention:	Richard Hedley

Facsimile:	612 9249 9763

Email:	richard.hedley@rreef.com

INVESTOR GROUP:

Address	AMP Capital Investors Limited Level 24,33 Alfred Street Sydney, NSW, 2000 Australia

Attention:	The Company Secretary

Facsimile:	612 9257 7178

WAIMARIE FORESTS PTY LIMITED

Address	C/o Grant Thornton Level 17, 383 Kent Street Sydney, NSW 2000 Australia

Attention:	Les Corder

Facsimile:	61 2 9299 4445

Email:	lcorder@grantthonton.com.au

With a copy to:	Liane Luke C/o FourWinds Capital Management (US) Inc 60 State Street 37th Floor Boston MA 02109 USA

Facsimile:	1 617 395 6861

Email:	Jluke@fourwindscm.com

PHAUNOS TIMBER FUND LIMITED

Address	Arnold House St Julian's Avenue St Peter Port Guernsey GY1 3NF

Attention:	Company Secretary

Facsimile:	44 0 1481 726725

With a copy to:	Liane Luke C/o FourWinds Capital Management (US) Inc 60 State Street 37th Floor Boston MA 02109 USA

Facsimile:	617 395 6861

Email:	Jluke@fourwindscm.com

SCHEDULE FIVE
FORM OF ACCESSION DEED
DEED dated
PARTIES    [    ] (Transferor)
[    ] (Transferee)
INTRODUCTION

(A)
The Transferor is a party to the Master Shareholder Agreement in relation to Matariki Forests Australia Pty Limited, Matariki Forestry Group and Matariki Forests originally dated 15 July 2005 (as amended, varied and restated from time to time) (Shareholder Agreement).

(B)	The Transferor wishes to transfer to the Transferee [ ] ordinary shares [and [•] redeemable shares) in [Ausco / Holdco) (Shares).

(C)	Under clause 5.1 of the Shareholder Agreement the Transferee is required to execute this deed.
INTERPRETATION
In this deed, unless the context otherwise requires, terms defined in the Shareholder Agreement shall have the same meaning in this deed.
OPERATIVE PROVISIONS

1.	With effect from the date of this deed:

a.	The Transferee becomes a ·party to the Shareholder Agreement as if it had been named as an [Ausco Shareholder / Holdco Shareholder] in the Shareholder Agreement and had executed it.

b.	The [Transferor / Ausco Shareholder] transfers a corresponding proportion of its Debt Commitment, in accordance with clause 10.6 of the Investor Loan Facility.

2.
If the transfer contemplated by this deed requires approval under clauses 3.9, or 4.8 of the Shareholder Agreement, the Transferor represents and warrants to each of the Transferee, Ausco and Holdco that it has obtained the consent of RCL as required by those clauses.

3.
The Transferee assumes all of the obligations of the Transferor under the Shareholder Agreement. However, without limiting clause 4.7 of the Shareholder Agreement, the Transferor is not released from any liability to the remaining Holdco Shareholders and Ausco Shareholders existing as at the date of this deed and relating to the period prior to the date of transfer of the Shares (Remaining Shareholders).

4.	The parties acknowledge that the matters agreed by them in this deed are for the benefit of, and may be relied on by, the Remaining Shareholders.

5.
Each of the Transferor and the Transferee represents and warrants to each of Ausco and Holdco that the Transferor will not be in breach of clauses 3, 4 or 5 of the Shareholder Agreement following transfer of the Shares.

6.	The provisions of clauses 2, 4 and 5 are for the benefit of, and are intended to be enforceable by, each of Ausco and Holdco under the Contracts (Privity) Act 1982.

7.	This deed shall be governed by, and construed in accordance with, the laws of New Zealand, and the parties hereby submit to the exclusive jurisdiction of the courts of New Zealand.

SIGNED AS A DEED
SIGNED by [TRANSFEROR] by:

Signature of director

Name of director

Signature of director

Name of director

SIGNED by [TRANSFEREE] by:

Signature of director

Name of director

Signature of director

Name of director

SCHEDULE SIX
FORM OF DEED APPOINTMENT

PARTIES
MATARIKI FORESTRY GROUP, an unlimited liability company incorporated in New Zealand having its registered office at Level 5, 49 Symonds Street, Auckland, New Zealand (Holdco);
MATARIKI FORESTS, an unlimited liability company incorporated in New Zealand having its registered office at Level 5, 49 Symonds Street, Auckland, New Zealand (Treeco);
MATARIKI FORESTS TRADING LIMITED, a limited liability company incorporated in New Zealand having its registered office at Level 5, 49 Symonds Street, Auckland, New Zealand (MFT)
[            ] (Independent Chairperson)

INTRODUCTION

(A)
Holdco and Treeco (Companies), together with certain other parties, are each party to the Master Shareholder Agreement relating to the Companies originally dated 15 July 2005 (as amended, varied and restated from time to time) (Shareholder Agreement).

(B)[	] has been appointed as the Independent Chairperson of each of the Companies, and of MFT, in accordance with the constitution of each such company.

(C)	The parties wish to enter into this deed to set out the duties of the Independent Chairperson.

OPERATIVE PROVISIONS

1.	Definitions: In this Deed:
Board means the board of directors of Holdco, Treeco or MFT, as the context requires.
Company means Holdco, Treeco or MFT, as the context requires.
Group means Holdco. Treeco and MFT.
Manager means Rayonier New Zealand Limited.

2.	Duties of Independent Chairperson: The Independent Chairperson shall:

a.	chair all formal meetings of the Board (which, as a guide, will involve not less than four physical Board meetings in Auckland, and eight Board meetings held by teleconference);

b.	review Board agendas and papers (or any similar documentation), and provide assistance to the Manager (where required) in relation to the preparation of Board agenda and papers;

c.	guide the Board in implementing and maintaining good corporate governance processes;

d.	meet at least annually with the auditors, forest valuers and bank consortium of the Group;

e.	meet at least monthly with the Manager (in addition to formal Board meetings) to discuss any matters material to the Group;

f.	assist in high-level political or government representations (as appropriate) from time to time; and

g.	undertake any additional work reasonably required by the Group to ensure that the proceedings of the Board are run in an efficient and constructive manner.

3.
Time commitment of Independent Chairperson: The Independent Chairperson agrees to devote 30 days (approximately) full-time equivalent work to his or her duties per annum. This work may be spread out over any number of part days

4.
Remuneration of Independent Chairperson: The Independent Chairperson shall be entitled to remuneration of $[    ] per annum for his or her services together with reimbursement for travel, accommodation, meals and any other reasonable out-of-pocket expenses incurred in acting as Independent Chairperson.

5.	No voting rights: The Independent Chairperson agrees that, whilst he or she will be a director of the Company, he or she shall not have any right to exercise a vote at a meeting of the Board.

6.
Compliance with Constitution and Shareholder Agreement: The Independent Chairperson agrees to comply with the Constitution of the Company and the Shareholder Agreement, to the extent that those documents refer to the duties and obligations of the Independent Chairperson.

7.	Assignment: No party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this agreement, except as expressly permitted herein.

8.	Governing Law: This deed shall be governed by, and construed in accordance with, the laws of New Zealand, and the parties hereby submit to the exclusive jurisdiction of the courts of New Zealand.

SIGNED AS A DEED
SIGNED by MATARIKI FORESTRY GROUP by:

Signature of director

Name of director

Signature of director

Name of director

SIGNED by MATARIKI FORESTS by:

Signature of director

Name of director

Signature of director

Name of director

SIGNED by MATARIKI FORESTS TRADING LIMITED by:

Signature of director

Name of director

Signature of director

Name of director

SIGNED by [    ] by in the presence of:

Signature

Name

Signature of witness

Name of witness

Occupation

City/town of residence